SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Crumbs Bake Shop, Inc.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Crumbs Bake Shop, Inc.

110 West 40th Street, Suite 2100

New York, New York 10018

April __, 2014

To the Stockholders of Crumbs Bake Shop, Inc.:

You are cordially invited to attend the annual meeting of stockholders of Crumbs Bake Shop, Inc. on Tuesday, June 10, 2014. The annual meeting will begin at 1:00 p.m., local time, at the offices of Rothstein Kass, 1350 Avenue of the Americas, New York, New York 10019.

Information regarding each of the matters to be voted on at the annual meeting is contained in the attached notice of annual meeting of stockholders and proxy statement. We urge you to read the enclosed proxy statement carefully. Because it is important that your shares be voted at the annual meeting, we urge you to complete, date and sign the enclosed proxy card and return it as promptly as possible in the accompanying envelope, whether or not you plan to attend in person. If you are a stockholder of record and do attend the meeting and wish to vote your shares in person, even after returning your proxy, you still may do so.

We appreciate your continued support of, and interest in, Crumbs Bake Shop, Inc. and its subsidiary, Crumbs Holdings LLC.

We look forward to seeing you in New York on June 10, 2014.

Very truly yours,

By:
Frederick G. Kraegel
Chairman of the Board of Directors

Crumbs Bake Shop, Inc.

110 West 40th Street, Suite 2100

New York, New York 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 10, 2014

TO THE STOCKHOLDERS OF CRUMBS BAKE SHOP, INC.:

NOTICE IS HEREBY GIVEN that the 2014 annual meeting of stockholders of Crumbs Bake Shop, Inc., a Delaware corporation (the “Company”), will be held at the offices of Rothstein Kass, 1350 Avenue of the Americas, New York, New York 10019, on Tuesday, June 10, 2014, at 1:00 p.m., local time, for the following purposes, as described in the accompanying proxy statement:

1.	To vote on the election of the five (5) nominees named in the attached proxy statement and proxy card to serve on the Board of Directors until the 2015 annual meeting of stockholders or until the election and qualification of their successors;

2.	To ratify the appointment of Rothstein Kass as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	To adopt a non-binding advisory resolution approving the compensation of the Company’s named executive officers;

4.	To approve, for purposes of complying with NASDAQ Listing Rule 5635(b), the issuance of the Company’s Common Stock upon the conversion of its outstanding senior secured convertible Tranche Notes in excess of the limit imposed by such rule;

5.	To authorize the Board of Directors to adjourn and postpone the annual meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies in the event that a quorum is not present and/or there are insufficient votes present in person or represented by proxy at the annual meeting to approve the proposals; and

6.	To transact any other business which properly may be brought before the annual meeting or any adjournment or postponement thereof, including matters incidental to the conduct of the annual meeting.

All stockholders are cordially invited to attend the annual meeting of stockholders. Only stockholders of record of the Company as of the close of business on April 15, 2014 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. A complete list of these stockholders will be open for the examination of any stockholder of record at the Company’s principal executive offices located at 110 West 40th Street, Suite 2100, New York, New York 10018 for a period of 10 days prior to the annual meeting. The list will also be available for the examination of any stockholder of record present at the annual meeting.

Your vote is important. Your prompt response will also help reduce proxy costs and will help you avoid receiving follow-up telephone calls or mailings. Please vote as soon as possible.

By Order of the Board of Directors,

Crumbs Bake Shop, Inc.

New York, New York	By:
April __, 2014	Ronda S. Kase, Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to be Held on June 10, 2014.

The attached Proxy Statement and form of Proxy, as well as Crumbs Bake Shop, Inc.’s Annual Report to Stockholders (including its Annual Report on Form 10-K) for the year ended December 31, 2013, are available at: http://viewproxy.com/crumbs/2014

i

Crumbs Bake Shop, Inc.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To be held June 10, 2014

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU FURNISH ME THIS PROXY STATEMENT?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of Crumbs Bake Shop, Inc., a Delaware corporation (the “Company,” “we,” us,” and “our”), for use at the annual meeting of the Company’s stockholders to be held at the offices of Rothstein Kass, 1350 Avenue of the Americas, New York, New York 10019, on Tuesday, June 10, 2014 at 1:00 p.m., local time, and at any adjournments or postponements of the annual meeting. This proxy statement summarizes the information that you need to make an informed vote on the proposals to be considered at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card using the envelope provided. The approximate date on which this proxy statement and the enclosed proxy card will be sent to the Company’s stockholders is May 10, 2014.

WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?

Stockholders will be asked to vote on the following proposals at the annual meeting:

1.	Election of the five (5) nominees named in this proxy statement and attached proxy card to serve on the Board of Directors until the 2015 annual meeting of stockholders or until the election and qualification of their successors;

2.	Ratification of the Audit Committee’s appointment of Rothstein Kass as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	Adoption of a non-binding advisory resolution approving the compensation of the Company’s named executive officers;

4.	Approval, for purposes of complying with Rule 5635(b) of The NASDAQ Stock Market Listing Rules (the “NASDAQ Rules”), of the issuance of Common Stock upon the conversion of its outstanding senior secured convertible Tranche Notes (the “Tranche Notes”) in excess of the limit imposed by such rule;

5.	Authorization of the Board of Directors to adjourn and postpone the annual meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies in the event there are insufficient votes present in person or represented by proxy at the annual meeting to approve the proposals; and

6.	Transaction of any other business which properly may be brought before the annual meeting or any adjournment or postponement thereof, including matters incidental to the conduct of the annual meeting.

The Company’s Board of Directors has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the stockholders vote in favor of Proposals 1, 2, 3, 4 and 5.

WHO MAY VOTE ON THESE PROPOSALS?

Stockholders who owned shares of the Company’s voting stock as of the close of business on April 15, 2014 (the “Record Date”) are entitled to vote at the annual meeting on all matters properly brought before the annual meeting.

As of the Record Date, the Company had 12,526,488 issued and outstanding shares of common stock, $0.0001 par value per share (the “Common Stock”), and 234,000 issued and outstanding shares of Series A Voting Preferred Stock, $0.0001 par value per share (the “Series A Preferred Stock”). Of the outstanding shares of Common Stock, however, only 12,317,421 shares are entitled to vote due to voting restrictions imposed on 209,067 outstanding shares of restricted Common Stock (the “Restricted Shares”).

HOW MANY VOTES DO I HAVE?

Each share of Common Stock other than the Restricted Shares is entitled to one vote on each matter that comes before the annual meeting, and each share of Series A Preferred Stock is entitled to 10 votes on each matter that comes before the annual meeting.

WHY WOULD THE ANNUAL MEETING BE ADJOURNED AND POSTPONED?

The Board intends to adjourn and postpone the annual meeting if, as of June 10, 2014, the number of shares of Common Stock and Series A Preferred Stock present at the annual meeting, in person or represented by proxy, is insufficient to either constitute a quorum or approve any of the proposals described in this proxy statement to be submitted to stockholders for consideration.

WHAT CONSTITUTES A QUORUM?

To conduct business at the Company’s annual meeting, a majority of the voting power of the issued and outstanding shares of Common Stock and Series A Preferred Stock of the Company, voting together as a single class, must be present in person or represented by proxy. This is known as a “quorum.” Abstentions and broker non-votes will count toward establishing a quorum.

HOW DO I VOTE BY PROXY?

Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the proxy card provided and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the annual meeting or to vote in person.

If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed on the proxy card. If you sign the proxy card but do not give voting instructions for a particular proposal, then your proxy will vote your shares on that proposal as recommended by the Board of Directors as follows:

1.	FOR the election of the five (5) director nominees identified below to the Board of Directors;

2.	FOR the ratification of the appointment of Rothstein Kass as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	FOR adoption of a non-binding advisory resolution approving the compensation paid to the Company’s named executive officers;

4.	FOR approval of the issuance of Common Stock upon conversion of the Tranche Notes in excess of the Regulatory Cap (as defined in Proposal 4);

5.	FOR Board authorization to adjourn and postpone the annual meeting to a later date or dates if there is no quorum or there are insufficient votes to approve the proposals; and

6.	In the proxy’s discretion with respect to any other business which is properly brought before the annual meeting or any adjournment or postponement thereof, including matters incidental to the conduct of the annual meeting.

As of the date of this proxy statement, we are not aware of any matters other than those set forth in Proposals 1 through 5 that will be brought before the annual meeting.

HOW DO I VOTE IN PERSON?

If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive.

WHAT IF MY SHARES ARE HELD IN A BROKERAGE ACCOUNT OR IN STREET NAME?

If you hold your shares in a stock brokerage account or if your shares are held by a bank or other nominee (that is, in street name), your broker, bank or other nominee will not vote your shares of Common Stock (a “broker non-vote”) unless you provide voting instructions to your broker, bank or other nominee. You should instruct your broker, bank or other nominee to vote your shares by following the instructions provided by the broker, bank or nominee when it sends this proxy statement to you. You may not vote shares held in street name by returning a proxy card directly to the Company or by voting in person at the annual meeting unless you provide a “legal proxy”, which you must obtain from your bank, broker or nominee.

MAY I REVOKE MY PROXY?

If you give a proxy, then you may revoke it at any time before it is exercised, as follows:

1.	You may send in another proxy bearing a later date; or

2.	You may notify the Company in writing (if the stockholder is an entity, under its seal, by an officer or other authorized person of the entity) at the Company’s administrative offices before the annual meeting that you are revoking your proxy; or

3.	You may vote in person at the annual meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Proposal 1: Election of five (5) director nominees to the Board of Directors.

Directors are elected by a plurality of all votes cast by holders of the Common Stock and Series A Preferred Stock, voting together as a single class, present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. A nominee who receives a plurality means that he has received more votes than any other nominee for the same director’s seat. Abstentions and broker non-votes will have no impact on the outcome of the vote on the election of directors.

Proposal 2: Ratification of independent registered public accounting firm.

The ratification of the appointment of the Company’s independent registered public accounting firm, as described in Proposal 2, requires the affirmative vote of the majority of the shares of Common Stock and Series A Preferred Stock, voting together as a single class, present in person or represented by proxy at the annual meeting and entitled to vote thereon. An abstention will be treated as a vote against the ratification, but a broker non-vote will have no impact on the outcome of the vote on Proposal 2.

Proposal 3: Approval, by non-binding advisory vote, of the compensation paid to the Company’s named executive officers.

The adoption of the non-binding advisory resolution approving the compensation paid to the Company’s named executive officers, as described in Proposal 3, requires the affirmative vote of the majority of the shares of Common Stock and Series A Preferred Stock, voting together as a single class, present in person or represented by proxy at the annual meeting and entitled to vote thereon. An abstention will be treated as a vote against approval, but a broker non-vote will have no impact on the outcome of the vote on Proposal 3.

Proposal 4: Approval of the issuance of Common Stock upon conversion of the Tranche Notes in excess of the Regulatory Cap.

The approval of the issuance of Common Stock upon conversion of the Tranche Notes in excess of the Regulatory Cap, as described in Proposal 4, requires the affirmative vote of the majority of the shares of Common Stock and Series A Preferred Stock, voting together as a single class, present in person or represented by proxy at the annual meeting and entitled to vote thereon. An abstention will be treated as a vote against approval, but a broker non-vote will have no impact on the outcome of the vote on Proposal 4.

Proposal 5: Adjournment of the annual meeting.

The approval of a resolution authorizing the Board of Directors to adjourn and postpone the annual meeting, as described in Proposal 5, requires the affirmative vote of the majority of the shares of Common Stock and Series A Preferred Stock, voting together as a single class, present in person or represented by proxy at the annual meeting and entitled to vote thereon. An abstention will be treated as a vote against adjournment, but a broker non-vote will have no impact on the outcome of the vote on Proposal 5.

ARE THERE ANY DISSENTERS’ RIGHTS OF APPRAISAL?

The Board of Directors is not proposing any action for which the laws of the State of Delaware, the Company’s Certificate of Incorporation, as amended, or the Company’s Amended and Restated Bylaws (the “Bylaws”) provide a stockholder with a right to dissent and obtain appraisal of or payment for such stockholder’s shares.

WHO BEARS THE COST OF SOLICITING PROXIES?

The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

WHERE ARE THE COMPANY’S PRINCIPAL EXECUTIVE AND ADMINISTRATIVE OFFICES?

The principal executive offices of the Company are located at 110 West 40th Street, Suite 2100, New York, New York 10018 and the telephone number is (212) 221-7105. The administrative offices of the Company are located at P.O. Box 388, 147 Main Street, Preston, Maryland 21655 and the telephone number is (410) 673-1220.

HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT THE COMPANY?

Copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “Form 10-K”), which contains audited consolidated financial statements for the year ended December 31, 2013, is being sent to all stockholders along with this proxy statement. Additional copies of the Form 10-K will be furnished without charge to stockholders upon written request. Exhibits to the Form 10-K will be provided upon written request and payment of an appropriate fee. All written requests should be directed to: Ronda S. Kase, Secretary, P.O. Box 388, 147 Main Street, Preston, Maryland 21655.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that it file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov. In addition, the Company’s Exchange Act filings may be inspected and copied at the SEC’s public reference room located at 100 F Street, N.E., Washington, DC 20549, on official business days during its hours of operation. Please call the SEC at 1-800-SEC-0330 for further information about its public reference room.

BACKGROUND OF THE COMPANY

The Company is a Delaware corporation that was organized as a blank check company in October 2009 under the name 57th Street General Acquisition Corp. for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets.

On January 9, 2011, the Company, 57th Street Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (the “Merger Sub”), Crumbs Holdings LLC, a Delaware limited liability company (“Holdings” and, together with the Company, “Crumbs”), the members of Holdings immediately prior to the consummation of the Merger (individually, a “Member” or, collectively, the “Members”), and the representatives of the Members and Holdings, entered into a Business Combination Agreement, amended on each of February 18, 2011, March 17, 2011 and April 7, 2011 (the “Business Combination Agreement”), pursuant to which Merger Sub merged with and into Holdings with Holdings surviving the Merger as a non-wholly owned subsidiary of the Company (the “Merger”). The entity surviving the Merger kept the Crumbs Holdings LLC name; however, references herein to the Members of Holdings refer only to the members of Crumbs Holdings LLC immediately prior to the consummation of the Merger and Julian R. Geiger, and therefore exclude the members of Merger Sub.

Pursuant to the Business Combination Agreement, in February 2011, the Company commenced a tender offer to purchase up to 1,803,607 shares of its issued and outstanding Common Stock for $9.98 per share, subject to the conditions set forth in the Offer to Purchase, as supplemented by the tender offer statement on Schedule TO, and the Third Amended and Restated Letter of Transmittal (which together, as amended or supplemented from time to time, constituted the “Offer”). Upon expiration of the Offer on May 4, 2011, the Company purchased all 1,594,584 shares of the Common Stock validly tendered and not withdrawn, for an aggregate purchase price of $15.9 million.

Upon consummation of the Merger on May 5, 2011, the Members received consideration in the form of newly issued securities and approximately $22.1 million in cash. The securities consisted of (i) 4,541,394 New Crumbs Class B Exchangeable Units (“Class B Units”) issued by Holdings that were exchangeable for shares of Common Stock on a one-for-one basis and (ii) 454,139.4 shares of Series A Preferred Stock issued by the Company, each of which entitles its holder to cast 10 votes in all matters for which the holders of Common Stock are entitled to vote. Of the Class B Units issued in connection with the Merger, 2,201,394 have been exchanged for shares of Common Stock. In addition, Holdings, as the entity surviving the Merger, received, as a capital contribution from the Company, the sum of $13.7 million (not including refunds receivable after the closing of the Merger) after giving effect to the retention of $0.1 million by the Company for future public company expenses and the payment of $0.1 million for the Company’s then-outstanding franchise taxes.

Following the Merger, in October 2011, the Company changed its name from 57th Street General Acquisition Corp. to Crumbs Bake Shop, Inc. to reflect the nature of the Company’s business more accurately.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth information known to us regarding the beneficial ownership of the Common Stock and the Series A Preferred Stock as of April 15, 2014, by: (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Series A Preferred Stock; (iii) each director, director nominee and named executive officer; and (iv) all executive officers and directors as a group. The percentages shown for the Common Stock were calculated based on 12,526,488 issued and outstanding shares of Common Stock and assume the exchange and surrender of all 2,340,000 outstanding Class B Units and all 234,000 outstanding shares of Series A Preferred Stock for 2,340,000 shares of Common Stock, plus, for each named person, any shares of Common Stock that such person may acquire within 60 days of the Record Date. The percentages shown for the Series A Preferred Stock were calculated based on 234,000 issued and outstanding shares of Series A Preferred Stock. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all securities that they beneficially own (within the meaning of Rule 13d-3 of the Exchange Act).

				Amount and
				nature of	Approximate
	Amount and nature		Approximate	beneficial	percentage of
	of beneficial		percentage of	ownership of	outstanding
	ownership of		outstanding	Series A	Series A
Name and Address of Beneficial Owners	Common Stock		Common Stock	Preferred Stock	Preferred Stock
Directors, Nominees and Named Executive Officers
Stephen Z. Fass (1)	24,000		*	-	-
S. Scott Fischer	-		-	-	-
Julian R. Geiger (2)	479,400		3.2%	47,940.0	20.5%
John D. Ireland (3)	152,502		1.0%	5,850.2	2.5%
Harold L. Kestenbaum (1)	6,667		*	-	-
Frederick G. Kraegel (1)	38,563		*	-	-
Mark Robert Liebel	-		-	-	-
Kirk A. Rose (1)	12,000		*
Jeffrey D. Roseman (1)	36,500		*
Edward M. Slezak (4)	120,000		*	-	-
Eric Wesolowski (4)	45,000		*	-	-
All Directors and Executive Officers as a Group (11 Persons)	435,232	(5)	2.9%	5,379.02	23.0%

5% Stockholders
Bauer Holdings, Inc. (6)	1,266,749		8.5%	76,004.9	32.5%
EHL Holdings LLC (7)	2,378,143		16.0%	104,204.9	44.5%
Edwin H. Lewis (7)	2,394,143		16.1%	104,204.9	44.5%
Fischer Investments, L.L.C. (8)	1,800,000		12.1%	-	-
Fischer Enterprises, L.L.C. (8)	3,060,336		17.1%	-	-
Mark A. Fischer (8)	4,860,336		27.1%	-	-
Cannell Capital, LLC (9)	1,022,009		6.5%	-	-

Notes:

*      Less than 1.0%.

(1)	The amounts shown for Common Stock include restricted shares without voting rights, as follows: 16,000 shares held by each of Stephen Z. Fass, Frederick G. Kraegel, Kirk A. Rose and Jeffery D. Roseman; and 6,667 shares held by Harold L. Kestenbaum.

(2)	The amount reported for Common Stock includes 479,400 shares that could be acquired within 60 days upon the exchange of an equal number of Class B Units and the surrender of the 47,940.0 shares of Series A Preferred Stock reported under “Amount and nature of beneficial ownership of Series A Preferred Stock”.

(3)	The amount reported for Common Stock includes 20,000 restricted shares without voting rights and 58,502 shares that could be acquired within 60 days upon the exchange of an equal number of Class B Units and the surrender of the 5,850.2 shares of Series A Preferred Stock reported under “Amount and nature of beneficial ownership of Series A Preferred Stock”.

(4)	The amount reported for Common Stock includes restricted shares without voting rights, as follows: 20,000 shares held by Eric Wesolowski and 120,000 shares held by Edward M. Slezak.

(5)	Includes 50,000 shares of restricted stock with voting rights and 198,667 shares of restricted stock without voting rights.

(6)	The information is based on the reporting person’s most recent beneficial ownership reports filed with the SEC. The address of Bauer Holdings is 196 E. 75th Street, Apt. 3B, New York, New York 10021. The number of shares of Common Stock reported includes 760,049 shares that could be acquired within 60 days upon the exchange of an equal number of Class B Units and the surrender of the 76,004.9 shares of Series A Preferred Stock reported under “Amount and nature of beneficial ownership of Series A Preferred Stock”.

(7)	The address of EHL Holdings LLC and Edwin H. Lewis is 4135 Elliott Island Road, Box 8, Vienna, Maryland 21869. The number of shares of Common Stock reported for EHL Holdings LLC includes 1,042,049 shares that could be acquired within 60 days upon the exchange of an equal number of Class B Units and the surrender of the 104,204.9 shares of Series A Preferred Stock reported under “Amount and nature of beneficial ownership of Series A Preferred Stock”. Edwin H. Lewis is the sole member of EHL Holdings LLC and, in such capacity, possesses the sole power to vote and to direct the disposition of the securities held by that entity. The securities reported for Edwin H. Lewis includes the securities reported for EHL Holdings LLC.

(8)	The information is based, in part, on the reporting person’s most recent beneficial ownership reports filed with the SEC. The address of Fischer Investments, L.L.C., Fischer Enterprises, L.L.C. and Mark A. Fischer is 1917 Cambridge Way, Edmond, Oklahoma 73013. The number of shares of Common Stock reported for Fischer Enterprises, L.L.C. represents the shares that could be acquired within 60 days upon conversion of the Tranche Notes (as defined below). Mark A. Fischer is the manager of both Fischer Investments, L.L.C. and Fischer Enterprises, L.L.C. and, in such capacities, possesses the sole power to vote and to direct the disposition of the securities held by both entities. The number of securities reported for Mark A. Fischer are the same securities reported for Fischer Investments, L.L.C. and Fischer Enterprises, L.L.C.

(9)	The information is based on the reporting person’s most recent beneficial ownership reports filed with the SEC. Cannell Capital LLC’s address is P.O. Box 3459, 150 East Hansen Avenue, Jackson, WY 83001. The amount shown includes 118,782 shares of Common Stock held by Tristan Partners, L.P. and Tristan Offshore Fund Ltd. (collectively, the “Tristan Funds”) and 903,227 shares of Common Stock that could be received within 60 days upon conversion of $1.4 million in Unsecured Notes (as defined below) held by the Tristan Funds. Cannell Capital LLC acts as the investment adviser to the Tristan Funds and, in such capacity, possesses the sole power to vote and to direct the disposition of the shares held by the Tristan Funds. J. Carlo Cannell is the sole managing member of Cannell Capital LLC.

Section 16(a) Beneficial Ownership Reporting Requirements

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than 10% of the outstanding shares of the Common Stock or any other class of the Company’s equity securities that is registered under Section 12 of the Exchange Act to file reports with the SEC disclosing their ownership of such securities at the time they become subject to Section 16(a) and changes in such ownership that occur during the year. Such persons are required by the SEC’s regulations to furnish the Company with copies of all reports that they file.

Based solely upon a review of beneficial ownership reports furnished to the Company, or on written representations that no reports were required, we believe that such persons timely filed all reports required to be filed by Section 16(a) during the year ended December 31, 2013 except that Cannell Capital LLC filed a late initial statement of beneficial ownership of securities on Form 3 and each of Harold L. Kestenbaum and Edward M. Slezak filed one late statement of changes in beneficial ownership of securities on Form 4 (relating to the grant of shares of restricted Common Stock).

INFORMATION ABOUT DIRECTORS, Director Nominees AND EXECUTIVE OFFICERS

The directors (other than Kirk A. Rose and Jeffrey D. Roseman, who were not nominated for re-election at the 2014 annual meeting), director nominees and executive officers of the Company are as follows:

Name	Age	Position with the Company and Holdings

Frederick G. Kraegel	66	Chairman of the Board and Director/Director Nominee

Edward M. Slezak	45	Chief Executive Officer, General Counsel and Director

John D. Ireland	51	Senior Vice President, Chief Financial Officer and Treasurer

Eric Wesolowski	44	Chief Operating Officer

Stephen Z. Fass	70	Director/Director Nominee

S. Scott Fischer	34	Director/Director Nominee

Harold L. Kestenbaum	64	Director/Director Nominee

Mark Robert Liebel	59	Director/Director Nominee

Set forth below are descriptions of the backgrounds of the directors, director nominees and executive officers of the Company and their principal occupations for the past five years, as well as, for directors and director nominees, the specific experience, qualifications and other attributes and skills that led the Nominating and Governance Committee to determine that such persons should serve on the Board of Directors.

Frederick G. Kraegel has been a director since the Company’s inception and has served on the Board of Managers of Holdings since May 5, 2011. He has been a managing director with Parham Partners LLC, a financial advisory firm since February 2011. He was with Bridge Associates LLC, a financial advisory firm, from February 2003 through January 2012, having served as a senior director and in such capacity served in a number of roles including as financial advisor to the Chapter 7 Trustee of Refco, LLC. Mr. Kraegel was an independent consultant from July 2002 to February 2003. From July 2001 to July 2002 Mr. Kraegel was executive vice president, chief administrative officer and director of AMF Bowling Worldwide, Inc, an operator of bowling centers, where he was hired to provide direction for the Chapter 11 process and financial, information, technology and real estate functions. Mr. Kraegel was president and director of Acme Markets of Virginia, Inc., a retail food store chain, from 2000 to 2001 and led the effort in which the retail operations of the 32-store chain were sold. In 1998, he was hired as senior vice president and chief financial officer of Factory Card Outlet Corp., a retail party supply chain, to direct the financial restructuring of the company including the filing a Chapter 11 proceeding in 1999; Mr. Kraegel left the company in 2000 prior to its emergence from bankruptcy in 2002. Mr. Kraegel was with Peat, Marwick Mitchell & Co. (now KPMG LLP) from 1971 – 1987, having been a partner from 1980 – 1987 and is a Certified Public Accountant. Mr. Kraegel graduated from Valparaiso University in 1970 with a Bachelor of Science Degree in Business Administration with a concentration in Accounting. Mr. Kraegel also serves on the boards of Thrivent Financial for Lutherans, The Lutheran University Association, Inc., d/b/a Valparaiso University, Lutheran Services in America, Inc., and Concordia Plan Services, Inc.

Mr. Kraegel brings many years of prior experience with KPMG LLP, a large international public accounting firm, including experience providing audit and advisory services to a variety of industries as well as prior experience in evaluating businesses and in working with companies with complex financial issues. His prior service as CEO and CFO of other publicly traded companies expands his breadth of knowledge of business and management. His degree in business administration, including a concentration in accounting, qualifies him to serve as a member of the Company’s Audit Committee.

Edward M. Slezak, age 45, has served as a director of the Company and on the Board of Managers of Holdings since February 5, 2014, and also serves as the Chief Executive Officer and General Counsel of the Company and Holdings. He was appointed as Chief Executive Officer in March 2014 and as Senior Vice President - General Counsel and Secretary in August 2013. Between January 1, 2014 and his appointment as Chief Executive Officer, Mr. Slezak served as our Interim Chief Executive Officer.  Prior to joining the Company, Mr. Slezak served as Senior Vice President, General Counsel and Secretary of Aéropostale, Inc., a mall-based specialty retailer (“Aeropostale”), where he was responsible for all aspects of that company’s legal and compliance functions, including public company securities matters and compliance, general corporate representation, intellectual property protection, litigation management and international licensing, as well as product and social compliance. Mr. Slezak joined Aéropostale and established its in-house legal department, serving first as Vice President from November, 2004 to March, 2005, then as Group Vice President from March 2005 to April 2006, when he was named Senior Vice President. Prior to his arrival at Aéropostale, Mr. Slezak had served as Vice President, General Counsel and Secretary of Acclaim Entertainment, Inc., a video game developer and publisher, where he also founded that company’s in-house legal department and was responsible for that company’s legal and compliance functions, including such areas as public company securities matters and compliance, general corporate representation, intellectual property protection, capital raising and litigation management. Prior to his move in-house, Mr. Slezak was a Senior Associate in the corporate department at the law firm of Cadwalader, Wickersham & Taft, LLP, concentrating in mergers and acquisitions.

Mr. Slezak brings to the Board legal and managerial insight, public company experience as well as prior experience in executive positions with both public and privately held companies.

John D. Ireland has served as the Chief Financial Officer of the Company since May 5, 2011, a Senior Vice President since November 14, 2011, and Treasurer since June 2011. Previously, Mr. Ireland held the title of Executive Vice President—Finance between June and November 2011. He has served as the Chief Financial Officer of Holdings since March 2008. Mr. Ireland has also served as a member/CPA for Accounting Strategies Group, LLC, a certified public accounting firm, since September 2008 and has been the president of ASG, LLC, the predecessor entity to Accounting Services Group LLC, since June 2004. In addition, Mr. Ireland has served as vice president of both C&E Holdings Inc. and Magnolia Bluff, Inc. since 2001. Mr. Ireland has been a certified public accountant since 1985. Mr. Ireland also has served as a director of Provident State Bank, a state bank, since March 2006. Mr. Ireland received his BS degree in Accounting from the University of Maryland and received his MS degree in Taxation from Georgetown University.

Eric Wesolowski has served as Chief Operating Officer of Holdings since November 2012 and Chief Operating Officer of the Company since February 2013. Prior to joining the Company, Mr. Wesolowski served as the President of Eckō Direct since May 2007 where he had been responsible for the daily operations of the retail division of Marc Eckō Enterprises, a global fashion and lifestyle company.  In 2011, Mr. Wesolowski assumed the role of Chief Operating Officer of Marc Ecko Enterprises in addition to his Retail responsibility.  Prior to his move to Eckō, Mr. Wesolowski spent 16 years at Aéropostale, Inc. where his most recent position was as Senior Vice President of Real Estate and Construction.  During his tenure at Aéropostale, Mr. Wesolowski was responsible for real estate, construction, logistics, store operations, loss prevention and purchasing.  Mr. Wesolowski was brought to Eckō for his considerable experience in the specialty store business.  His prior operational experience has recently been utilized in his Chief Operating Officer role and has contributed to a companywide performance improvement.

Stephen Z. Fass has served as a director of the Company and on the Board of Managers of Holdings since January 20, 2012. In February 2012, Mr. Fass announced the formation of a new company, FCG Foods, LLC for which he is serving as founder, president and chief executive officer. The company will be doing business as Seth Greenberg’s Authentic New York Brownie Crunch. Beginning in October 2005 he served as a consultant to, and from November 2006 as a partner and vice president of, Ciao Imports LLC, a specialty food importer and distributor. Mr. Fass has also served as a member of Ciao Import’s board since November 2007. From September 2003 to October 2005, he was a partner and vice president of Sales for Vela Di Natura, LLC, an importer of Serbian juices and other specialty foods from Serbia. Beginning in February 2002, Mr. Fass served as a consultant, and from August 2003, as a partner and producer, for At Chefs Theater Inc., a Broadway production featuring star chefs and musical entertainment, where he oversaw all phases of the food operation. From September 1997 to February 2001, he served as vice president and as an executive committee member for ABC Carpet and Home Inc. From January 1994 to June 1997, he served as president of William Greenberg Desserts and Cafés, where Mr. Fass wrote the business plan that took the company public and was a member of its board during the same period. From 1993 to 1995, Mr. Fass served as a full time consultant to the chairman of the board of Fauchon, the renowned Parisian food emporium, and assisted with the Fauchon’s American expansion in both the retail and wholesale markets. Between 1969 and 1992 Mr. Fass held a variety of positions with increasing responsibility in the food division of Bloomingdales and Macy’s. During his tenure at Bloomingdale’s and Macy’s, Mr. Fass was integrally involved in developing such resources as Crabtree & Evelyn, Silver Palate, David’s Cookie, Coach Farm Cheese and Neuhaus and Godiva Chocolates. As vice president of the Marketplace for the Cellar at Macy’s, he oversaw the building of food halls in 16 states and developed Macy’s private label business to over 45% of the total volume of his division.

Mr. Fass brings over 40 years management experience in development of retail food halls and restaurants over multiple states as well as private label development and retail experience for both early stage companies and well-established retail chains such as Macy’s and Bloomingdales.

S. Scott Fischer has served as a director of the Company and on the Board of Managers of Holdings since April 1, 2014. Mr. Fischer is the Chief Operating Officer of Pointe Vista Development, a planned residential community in development on Lake Texoma in Oklahoma and Texas, since its inception in 2006; Chief Operating Officer of Fischer Enterprises, L.L.C., an investment company, since 2013; and President and board member of Dippin’ Dots, L.L.C., the company that acquired the assets of Dippin’ Dots, Inc. from its bankruptcy estate in the United States Bankruptcy Court of the Western District of Kentucky, since 2012. As Chief Operating Officer of Pointe Vista Development, Mr. Fischer oversaw the acquisition of federal property from a governmental agency and the Catfish Bay Marina from private owners. He also led the negotiation and creation of the largest Tax Increment Finance district in the history of Oklahoma and was a key stakeholder in the legislative passage of the Modification to the Oklahoma Tourism Development Act. Mr. Fischer began his business career in 2005 as a petroleum landman for Chaparral Energy, Inc., a well-established and respected independent oil and gas exploration and production company in which Mr. Fischer’s family is a major shareholder.  Mr. Fischer also actively participates in numerous philanthropic activities, which includes serving as the chair of the Legislative Committee for Big Brothers Big Sisters of Oklahoma. He earned a Bachelor of Science degree from the University of Central Oklahoma and continued his post-graduate education earning a Master of Business Administration in 2007 and a Master of Management in 2009.

Mr. Fischer brings experience providing financial and advisory services to a variety of businesses in a number of industries, as well as prior experience in evaluating businesses and in working with companies with complex financial issues.

Harold L. Kestenbaum has served as a director of the Company and on the Board of Managers of Holdings since August 6, 2013. Since September 1, 2011, Mr. Kestenbaum has been a Partner with the national law firm, Gordon & Rees, LLP and is engaged exclusively in the practice of franchise distribution and licensing law, representing exclusively franchisors, both start-up and established. He is a member of the Gordon & Rees Franchise, Distribution and Hospitality Practice Group. Prior to joining Gordon & Reese, LLP, Mr. Kestenbuam was in the private practice of law as Harold L. Kestenbaum, P.C. From May 1982 until September 1986, Mr. Kestenbaum served as franchise and general counsel to Sbarro, Inc., the national franchisor of over 1,000 family-style Italian restaurants and, was a director from March 1985 to December 2006. From September 1983 to October 1989, he served as President and Chairman of the Board of FranchiseIt Corporation, the first publicly traded company specializing in providing franchise marketing and consulting services and equity financing to emerging franchise companies, which he co-founded. Mr. Kestenbaum has authored the first book dedicated to the entrepreneur who wants to franchise his/her business called “So You Want To Franchise Your Business”. Mr. Kestenbaum is a member of the American Bar Association’s Antitrust Section, a member of the Antitrust Section’s Forum Committee on Franchising since 1978, a member of the Subcommittee on Franchising of the American Bar Association’s Corporation Banking and Business Law Section, is a founding member and past Chairman of the New York State Bar Association’s Franchise, Distribution and Licensing Law Section, and he currently serves as Chairman for its Education and Seminar Subcommittee and was a member of the International Franchise Association’s Supplier Forum Advisory Board. Mr. Kestenbaum received his Bachelor of Arts Degree in 1971 from Queens College, Queens, New York and earned his Juris Doctor Degree from the University of Richmond School of Law, Richmond, Virginia, in 1975, where he was a member of Law Review.

Mr. Kestenbaum brings franchising and licensing knowledge and expertise from both a legal and operational standpoint, as well as general business acumen.

Mark Robert Liebel has served as a director of the Company and on the Board of Managers of Holdings since April 1, 2014. Mr. Liebel has been Vice President of Business Development and New Ventures at Dippin' Dots, LLC since November 2, 2012 and has over 30 years of experience in franchise operations and management including significant experience in the restaurant/food sectors. Between 2010 and 2012, he served as the Delmarva Area General Manager for NPC International, the largest Pizza Hut franchisee with over 1,200 locations across the USA, and in 2010 he served as President of Marcon Group, Inc., a marketing and operations consulting company, and as a consultant to Diego Zhang’s Burger Café. Mr. Liebel served as Director of Operations, reporting to the Chief Operating Officer, at Tasti D-Lite, LLC from 2007 to 2010 and as Vice President of Operations at WenDover, a large Regional Developer for Wendy's Restaurants, from 1995 to 2004. For six years at WenDover, he served as the senior executive in charge of operations for Wendy's Restaurants in Canada. From 1990 to 1995, he served as Executive Vice President of Brice Foods and President of Domestic Retailing for I Can't Believe It's Yogurt. Mr. Liebel earned his Bachelor’s Degree in Marketing and Finance from The University of Dayton in 1978.

Mr. Liebel brings experience in the franchising industry and extensive knowledge of the retail food industry.

There are no material proceedings to which any director, director nominee, executive officer or affiliate of the Company, any owner of record or beneficial interest of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

No director, director nominee, officer or affiliate of the Company, owner of record or beneficial interest of more than five percent of any class of voting securities of the Company has, to the Company’s knowledge, during the last ten years (i) been convicted of any criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, United States federal or state securities laws or finding any violations with respect to such laws.

CORPORATE GOVERNANCE

The Board of Directors

The Company’s Board of Directors oversees the business affairs of the Company and monitors the performance of management. The number of directors constituting the Board of Directors is currently set at nine. The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee, which are discussed below. The Board also has a Special Committee that was established for the purpose of considering capital formation and other matters where circumstances, such as a director’s interest in a transaction, warrant consideration by the Special Committee.

Audit Committee

The Audit Committee is established pursuant to Section 3(a)(58)(A) of the Exchange Act and assists the Board of Directors in the oversight of the Company’s financial reporting process, accounting functions and internal controls and the appointment, compensation, retention and oversight of the work of any registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work. Its current members are Frederick G. Kraegel (Chair), S. Scott Fischer and Kirk Rose. The Board has determined that Mr. Kraegel qualifies as an “audit committee financial expert” as defined by Item 407 of the SEC’s Regulation S-K. The Audit Committee held six meetings in person or by teleconference during 2013. The Audit Committee has a written charter, a copy of which is available on the Company’s website at: http://investors.crumbs.com/corporategovernance.cfm. The information on the Company’s website is not a part of this proxy statement.

Compensation Committee

The Compensation Committee held two meetings in person or by teleconference during 2013. The principal functions of the Compensation Committee are to evaluate the performance of the Company’s senior executives, to consider the design and competitiveness of the Company’s compensation plans, to review and recommend senior executive compensation and to administer the Company’s equity-based compensation plans. Its current members are Frederick G. Kraegel (Chair), Stephen Z. Fass and Harold L. Kestenbaum. The Compensation Committee has adopted a written charter that satisfies the requirements of Rule 5605(d) of the NASDAQ Rules, a copy of which is available on the Company’s website at http://investors.crumbs.com/corporategovernance.cfm. The information on the Company’s website is not a part of this proxy statement.

Nominating and Governance Committee

The Nominating and Governance Committee held one meeting during 2013. The Nominating and Governance Committee assists the Board in identifying individuals qualified to be directors, oversees the composition, structure and evaluation of the Board and its committees, and develops and maintains the Company’s corporate governance guidelines. Its current members are Harold L. Kestenbaum, Mark R. Liebel, Kirk A. Rose and Jeffrey D. Roseman. The Nominating and Governance Committee has adopted a written charter, a copy of which is available on the Company’s website at http://investors.crumbs.com/corporategovernance.cfm. The information on the Company’s website is not a part of this proxy statement.

Board Meetings; Executive Sessions

The Company’s Board of Directors held six meetings in person or by teleconference during 2013. Each director who served as such during 2013 attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period served) and (ii) the total number of meetings held by all committees of the Board on which that person served (held during the period served).

The policy of the Company’s Board of Directors is that independent directors shall meet in regularly scheduled executive sessions without management and non-independent directors. In addition, the Company’s Audit Committee charter requires that the members of the Audit Committee meet with the Company’s independent auditors in executive session. We adopted such policy and Audit Committee charter in connection with the listing of the Company’s securities on The NASDAQ Capital Market (the “Capital Market”) on June 30, 2011.

Director Independence

Our Board reviews the independence of the current and potential members of the Board of Directors in accordance with independence requirements set forth in the NASDAQ Rules and applicable provisions of the Exchange Act and its rules. During its review, the Board considers transactions and relationships between each director and potential director, as well as any member of his or her immediate family, and the Company and its affiliates, including those related-party transactions contemplated by Item 404(a) of the SEC’s Regulation S-K. The Board must affirmatively determine that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company, that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The purpose of this review is to determine whether any such relationships or transactions exist that are inconsistent with a determination that the director is independent.

The Board of Directors has determined that a majority of the directors are “independent directors” as defined by NASDAQ Rule 5605(a)(2), namely, Stephen Z. Fass, S. Scott Fischer, Harold L. Kestenbaum, Frederick G. Kraegel, Mark R. Liebel, Kirk A. Rose and Jeffrey D. Roseman. During 2013 and until April 1, 2014, Leonard A. Potter served on the Board and was an “independent director” during his term of service. Each member of the Compensation Committee and of the Nominating and Governance Committee is an “independent director” as defined by NASDAQ Rule 5605(a)(2). During 2013 and until April 1, 2014, Leonard A. Potter served on the Compensation Committee and the Nominating and Governance Committee, and he satisfied the independence requirements of NASDAQ Rule 5605(a)(2) during his term of service. Each member of the Audit Committee meets the independence standards of NASDAQ Rule 5605(c)(2)(A). During 2013 and until April 1, 2014, Mr. Potter served on the Audit Committee, and he satisfied the independence requirements of NASDAQ Rule 5605(c)(2)(A) during his term of service.

In making these independence determinations, the Board considered, in addition to the transactions described below under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”, the following: purchases from the Company of shares of Common Stock by Messrs. Klein, Kraegel, Potter and Roseman; the circumstances surrounding Mr. Kestenbaum’s election in 2013 and nomination for re-election (see the discussion in this section under the heading “Director Recommendations and Nominations – Serruya Group Director Designation Rights”); and the circumstances surrounding the election in 2014 and nomination for re-election of Messrs. Fischer and Liebel (see the discussion in this section under the heading “Director Recommendations and Nominations – Fischer Enterprises, L.L.C. Director Designation Rights”).

Board Leadership Structure and Role in Risk Oversight

The Board of Directors does not have a policy as to whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time.  The current structure is that of a separate chief executive officer and chairman of the Board of Directors. Edward M. Slezak serves as the Chief Executive Officer and is responsible for day-to-day leadership of the Company. Frederick G. Kraegel serves as the Chairman of the Board. The Board of Directors believes this is the most appropriate structure for the Company at this time as it recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as the chairman of the Board, particularly as the Board’s oversight responsibilities continue to grow.

Although the Board of Directors is ultimately responsible for risk oversight of the Company, the Board’s committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk.  In particular, the Audit Committee focuses on financial and enterprise risk exposures and discusses with management, the independent registered public accountants the Company’s policies with respect to risk assessment and risk management, including risks related to financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies and credit and liquidity matters.  The Audit Committee also assists the Board of Directors in fulfilling its duties and oversight responsibilities relating to the Company’s compliance and ethics programs, including compliance with legal and regulatory requirements. The Nominating and Governance Committee annually reviews the Company’s corporate governance guidelines and focuses on succession planning. Finally, the Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company’s compensation policies and programs.

Director Recommendations and Nominations

The Nominating and Governance Committee is responsible for assembling and maintaining a list of qualified candidates to fill vacancies on the Board, and it periodically reviews this list and researches the talent, skills, expertise, and general background of these candidates. The Nominating and Governance Committee will from time to time review and consider candidates recommended by stockholders. Stockholder recommendations should be submitted in writing to: Crumbs Bake Shop, Inc., P.O. Box 388, 147 Main Street, Preston, Maryland 21655, Attention: Ronda S. Kase, Secretary. There have been no material changes in the procedures previously disclosed by which stockholders may recommend nominees to the Board of Directors.

Whether recommended by a stockholder or chosen independently by the Nominating and Governance Committee, a candidate will be selected for nomination based on his or her talents and the needs of the Board. Although the Board does not have a formal diversity policy, it is expected that the Nominating and Governance Committee will consider such factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors may include decision-making ability, judgment, personal integrity and reputation, experience with businesses and other organizations of comparable size, experience as an executive with a publicly traded company, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. Director candidates are expected to be evaluated in view of the criteria described above, as well as other factors deemed to be relevant by the Nominating and Governance Committee, through reviews of biographical and other information, input from others, including members of the Board and executive officers of the Company, and personal discussions with the candidate when warranted by the results of these other assessments. In determining whether to recommend to the Board the nomination for re-election of a director who is a member of the Board, the Nominating and Governance Committee is expected to review the Board performance of such director and solicit feedback about the director from other Board members.

It should be noted that a stockholder recommendation is not a nomination, and there is no guarantee that a candidate recommended by a stockholder will be nominated by the Nominating and Governance Committee. Further, no stockholder, in that capacity, other than a Series A Holder has the right to nominate a Series A Director, as defined in the Series A Certificate of Designation. See the discussion in this section under the heading, “Series A Directors”. Pursuant to the Company’s agreements with its senior lenders, the Board of Directors is obligated, subject to various conditions, to nominate and recommend for election up to three director candidates chosen by these lenders at each meeting of stockholders at which directors are to be elected. See the discussions in this section under the headings, “Serruya Group Director Designation Rights” and “Fischer Enterprises, L.L.C. Director Designation Rights”.

A stockholder who desires to nominate a candidate for election other than as a Series A Director may do so only in accordance with Section 4 of Article III of the Bylaws, which provides that a stockholder may nominate a person for election to the Board at a meeting of stockholders by notice to the Company’s Chief Financial Officer (the “Nomination Notice”) if the stockholder (i) is entitled to vote for the election of directors at that meeting, (ii) complies with the notice procedures set forth in Section 8(a)(iii) of Article II of the Bylaws, and (iii) the Nomination Notice sets forth (a) the name, age, business address and residence address of the nominee, (b) the principal occupation or employment of the nominee, (c) the class and number of shares of capital stock of the Corporation that are beneficially owned by the nominee, and (d) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to the SEC’s rules and regulations promulgated under Section 14 of the Exchange Act. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director. Section 8(a)(iii) of Article II of the Bylaws provides that the Nomination Notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the date for such meeting, regardless of any postponements, deferrals or adjournments of such meeting to a later date; provided, however, that for any meeting of stockholders for which less than 90 days’ notice or public disclosure of the date of the annual meeting is given or made to stockholders, a stockholder’s notice will be timely if delivered to or mailed and received at the Company’s principal executive offices not later than the 10th day following the day on which public announcement of the date of such meeting of stockholders is first made or sent by us and at least 10 days prior to the date of the meeting. Section 4 provides further that the Nomination Notice must set forth (1) the name and address of the stockholder as they appear on the Company’s books, the name and address of the beneficial owner, if any, on whose behalf the nomination is made, and the name and address of any other stockholders or beneficial owners known by such stockholder to be supporting such nomination, (2) the class and number of shares of the capital stock of the Company which are owned beneficially and of record by such stockholder, by the beneficial owner, if any, on whose behalf the nomination is made and by any other stockholders or beneficial owners known by such stockholder to be supporting such nomination, and (3) any material interest of such stockholder of record and/or of the beneficial owner, if any, on whose behalf the nomination is made, in such nomination and any material interest of any other stockholders or beneficial owners known by such stockholder to be supporting such nomination, to the extent known by such stockholder.

The foregoing is only a summary of the specified provisions of the Bylaws and is qualified in its entirety by the text of those provisions. Each stockholder who desires to nominate a person for election to the Board should carefully review the Bylaws before submitting a written nomination. A copy of Bylaw provisions containing the requirements for submitting a director nomination may be obtained by contacting the Company’s Secretary at the Company’s administrative offices in Preston, Maryland.

Series A Directors

In accordance with the Amended and Restated Certificate of Designation in respect of the Series A Preferred Stock (the “Series A Certificate of Designation”), holders of record of the Series A Preferred Stock, voting exclusively and as a separate class, are entitled to elect such number of the directors of the Company (the “Series A Directors”), during the period from May 5, 2011 until December 31, 2015, substantially equivalent to a number of directors commensurate with the then aggregate beneficial ownership of the Series A Holders (the “Commensurate Ownership”) in the Company based upon the amount of outstanding securities plus, for each Series A Holder, any securities that such Series A Holder has the right to acquire within sixty (60) days pursuant to options, warrants, conversion privileges or other rights; provided however, that to the extent that the Commensurate Ownership would result in the ability of the Series A Holders to elect a fraction of a seat on the Board, that the Series A Holders shall be permitted to “round-up” to the nearest whole-number the number of directors the Series A Holders could appoint to the Board such that the aggregate number of the directors the Series A Holders could elect would exceed the Commensurate Ownership of the Series A Holders, so long as such rounding-up would not result in the Series A Holders electing a majority of the Company’s Board. A Series A Holder who desires to nominate a candidate for election as a Series A Director may do so only in accordance with the terms of the Series A Certificate of Designation. A copy of provisions of the Series A Certificate of Designation containing the requirements for submitting a nomination for election as a Series A Director may be obtained by contacting the Company’s Secretary at the Company’s administrative offices in Preston, Maryland. Edward M. Slezak currently serves as a Series A Director. Until April 22, 2104, Julian R. Geiger served as the other Series A Director.

Serruya Group Director Designation Rights

At closing that occurred on May 10, 2013 and June 11, 2013, the Company sold $10.0 million in aggregate principal amount of its 6.5% senior convertible promissory notes (the “Unsecured Notes”) pursuant to the terms of a Securities Purchase Agreement, dated as of April 29, 2013, as amended by the First Amendment to Securities Purchase Agreement, dated as of May 9, 2013, between the Company and Michael Serruya (as amended, the “Purchase Agreement”). The Purchase Agreement provides that for so long as (i) Michael Serruya, any of his family members or any of his or their respective affiliates (collectively, the “Serruya Group”) (a) is a holder of an Unsecured Note and (b) beneficially owns in excess of 1.0% of the Common Stock, and (ii) the Serruya Group and the other persons who purchased Unsecured Notes, in the aggregate, beneficially own in excess of 5.0% of the Common Stock, the Nominating and Governance Committee is obligated to nominate Mr. Serruya or his designee for election to the Company’s Board at each meeting of the Company’s stockholders at which directors are to be elected and the Board is obligated to recommend to stockholders that Mr. Serruya or his designee be so elected, unless Mr. Serruya or his designee cannot satisfy all legal and corporate governance requirements regarding service as a director or such recommendation and nomination would cause the Nominating and Governance Committee or the Board to breach a fiduciary duty. Harold L. Kestenbaum was elected to serve as a director, and he has been nominated for election as a director at the 2014 annual meeting, pursuant to the foregoing director designation right.

Fischer Enterprises, L.L.C. Director Designation Rights

As discussed in Proposal 4 below, Crumbs issued two senior convertible Tranche Notes to Fischer Enterprises, L.L.C. (the “Lender”) pursuant to a Senior Secured Loan and Security Agreement, dated as of January 20, 2014 (the “Loan Agreement”) among Holdings, the Company and the Lender. The Loan Agreement provides that, for so long as either of the Tranche Notes remains outstanding, but subject to the ownership threshold discussed below, the Lender shall have the right, at any time, to designate two director candidates for appointment to the Company’s Board of Directors. The foregoing designation right is subject to the satisfaction of any applicable corporate governance standards and other legal requirements of the NASDAQ Rules. In addition, the Lender will have the right to exercise such designation right only for so long as it or any of its affiliates (i) is a holder of a Tranche Note and (ii) beneficially owns (as defined in Rule 13d-3 of the Exchange Act) in excess of 5.0% of the issued and outstanding shares of the Common Stock. S. Scott Fischer and Mark Robert Liebel were elected to serve as directors, and they have been nominated for election as directors at the 2014 annual meeting, pursuant to the foregoing director designation right.

Attendance Policy

Although the Company does not have a formal policy regarding attendance by directors at the annual meetings of stockholders, directors are strongly encouraged to attend those annual meetings. All of the directors in office at that time attended the 2013 annual meeting of stockholders.

Communicating with the Board

The Board desires to foster open communications with its security holders regarding issues of a legitimate business purpose affecting the Company. Communications from security holders should be in the form of written correspondence and sent via registered mail or overnight delivery to the Company’s administrative offices, care of the Secretary. Electronic submissions of security holder correspondence will not be accepted. The correspondence shall include supporting documentation evidencing the security holder’s stock or other holdings in the Company. The Secretary will forward any such communication, other than a solicitation for a product or service or a request for copies of reports filed with the SEC, directly to the appropriate Board member. Any security holder correspondence addressed generically to the Board of Directors will be forwarded to the Chairman of the Board.

Code of Conduct and Ethics

The Company has adopted a Code of Conduct and Ethics that applies to all its employees including its principal executive, financial and accounting officers. A copy of the Code of Conduct and Ethics can be found on the Company’s website at http://investors.crumbs.com/governance.cfm. The Company intends to satisfy the disclosure requirements regarding any amendments to or waivers from a provision of the Code of Conduct and Ethics that applies to its principal executive, financial and accounting officers by posting such information on its website at the address set forth above.

AUDIT COMMITTEE REPORT

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the accounting firm that we engage as the Company’s independent registered public accounting firm.  The Company’s management is responsible for the Company’s internal controls, disclosure controls and financial reporting process.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In the performance of the Audit Committee’s oversight function, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2013 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting.  The Audit Committee has also discussed with Rothstein Kass, the Company’s independent registered public accounting firm, the matters requiring discussion pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Prof. Standards, Vol. 1 AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T and such other matters as the Audit Committee has deemed to be appropriate. The Audit Committee has received the written disclosures and letter from Rothstein Kass required by the applicable requirements of the Public Company Accounting Oversight Board regarding Rothstein Kass’ communications with the Audit Committee concerning independence, and has discussed with Rothstein Kass its independence.

On the basis of the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2013 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

By the Members of the Audit Committee:
Frederick G. Kraegel, Chair
S. Scott Fischer
Kirk A. Rose

AUDIT FEES AND SERVICES

The following table shows the aggregate fees billed to the Company for the audit and other services provided by Rothstein Kass, the Company’s independent registered public accounting firm, for 2013 and 2012:

	2013	2012
Audit Fees	$141,500	$145,500
Audit-Related Fees	3,000	2,500
Tax Fees	-	38,000
All Other Fees	-	-
Total	$144,500	$186,000

Audit Fees. Audit fees for 2013 and 2012 include fees associated with the annual audits of the Company’s year-end financial statements, the review of the Company’s Quarterly Reports on Form 10-Q, and fees associated with reviews of registration statements filed with the SEC by the Company.

Audit-Related Fees.  Audit-related fees for 2013 and 2012 were incurred in connection with the sales audit of the Company’s Newark, New Jersey location.

Tax Fees. Tax fees paid in 2012 consist of fees billed for tax planning and tax advice.

The Audit Committee has reviewed summaries of the services provided and the related fees and has determined that the provision of non-audit services is compatible with maintaining the independence of Rothstein Kass.

It is the Audit Committee’s policy to pre-approve all audit and permitted non-audit services, except that de minimis non-audit services, as defined in Section 10A(i)(1) of the Exchange Act, may be approved prior to the completion of the independent auditor’s audit. The Audit Committee pre-approved all of the services described above.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

The following table provides information about the compensation paid to or earned by the Company’s directors during 2013 who are not named executive officers. Information regarding compensation paid to or earned by directors who are also named executive officers is presented in the Summary Compensation Table that appears below. Messrs. Fischer and Liebel did not serve as directors during 2013.

Director Compensation Table
Name	Fees earned or paid in cash ($)	Stock Awards ($) (1) (2)	All other compensation ($)	Total ($)
Stephen Z. Fass	15,000	30,480	-	45,480
Edwin H. Lewis	18,750	30,480	-	49,230
Harold L. Kestenbaum	5,000	7,600	-	12,600
Mark D. Klein	15,000	30,480	-	45,480
Frederick G. Kraegel	18,750	30,480	-	49,230
Leonard A. Potter	15,000	30,480	-	45,480
Kirk A. Rose	15,000	20,200	-	35,200
Jeffrey D. Roseman	15,000	30,480	-	45,480

Notes:

(1)	The amounts shown reflect the aggregate grant date fair value of the shares of Common Stock granted computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718 (“ASC 718”). See the discussion under the heading “Stockholders Equity” in Note 15 to the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 regarding assumptions underlying valuation of equity awards.

(2)	At December 31, 2013, the following restricted stock awards were outstanding: 8,000 shares held by each of Messrs. Fass, Lewis, Klein, Kraegel, Potter, Rose and Roseman; and 6,667 shares held by Mr. Kestenbaum.

The Company reimburses its directors for their reasonable out-of-pocket expenses incurred in connection with their service on the Board of Directors and its committees.

For 2013, each non-employee director earned an annual fee of $20,000, prorated from the time of his appointment through December 31, 2013. In addition, the Chairman of the Board and the Chairman of the Audit Committee each received an additional annual fee of $5,000, prorated from the time of his appointment through December 31, 2013. During 2013, Edwin H. Lewis, who resigned from the Board on February 5, 2014, served as the Chairman of the Board and Frederick G. Kraegel served as the Chairman of the Audit Committee. All directors agreed to defer the portion of their fee for the third quarter of 2013 until such time as the Board believes that the Company’s cash resources are sufficient to warrant payment.

All directors of the Company and of its subsidiaries are eligible to participate in the Equity Incentive Plan, which is discussed below in the section entitled “Executive Officer Compensation”. Each non-employee director received 8,000 shares of restricted Common Stock on March 1, 2013, prorated from the time of his appointment through December 31, 2013, having a three-month vesting period, for their services to the Board through the 2013 annual meeting of stockholders. On June 11, 2013, the Company granted 8,000 shares of restricted Common Stock, having a one-year vesting period, to each non-employee director for their services to the Board through the 2014 annual meeting of stockholders. The amounts shown for Stock Awards in the Director Compensation Table do not include the portions of the March 1, 2013 awards that relate to service in 2012.

For fiscal year 2014, each non-employee director will receive an annual fee of $20,000, payable quarterly, with an additional annual fee of $5,000 to the Chairman of the Board and to the Chairman of the Audit Committee, plus 16,000 shares of restricted Common Stock.

Executive Officer Compensation

The following paragraphs provide an overview of Crumbs’ compensation policies and programs for 2013, generally explain Crumbs’ compensation objectives, policies and practices with respect to Crumbs’ officers, and identify the elements of compensation for each of the Company’s “named executive officers” which term is defined by Item 402 of the SEC’s Regulation S-K to include (i) all individuals serving as the Company’s principal executive officer at any time during 2013, (ii) the Company’s two most highly compensated executive officers other than the principal executive officers who were serving as executive officers at December 31, 2013 and whose total compensation (excluding nonqualified deferred compensation earnings) exceeded $100,000, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing item (ii) but for the fact that the individual was not serving as an executive officer of the Company at December 31, 2013. The executive officers identified for purposes of item (ii) are determined after considering the compensation paid to any executive officer of Holdings who performs a policy making function for the Company.

The Board has determined that the Company’s named executive officers for purposes of this proxy statement are Julian R. Geiger, who served as the Company’s President and Chief Executive Officer until December 31, 2013; John D. Ireland, who serves as the Company’s Senior Vice President, Chief Financial Officer and Treasurer; and Eric Wesolowski who serves as the Company’s Chief Operating Officer. Edward M. Slezak, who serves as Crumbs’ current Chief Executive Officer, is not considered a named executive officer for 2013. The terms of his employment are discussed below in the section entitled, “Certain Relationships and Related Transactions”.

Compensation and Benefits Philosophy

The Company designed its compensation and benefits as part of its overall human capital management strategy to facilitate its ability to attract, retain, reward and motivate a high performing executive team. The Company’s compensation philosophy is based on a motivational plan to provide pay-for-performance (at both the individual and Company levels), to enable the Company’s executive team to achieve the Company’s objectives successfully. The Company’s plan is designed to achieve the following goals:

•	To reward efforts leading to the success and accomplishment of the Company’s mission and goals;

•	To attract, motivate and retain a high performing executive team;

•	To recognize and reward individuals whose performance adds significant value to the Company; and

•	To support and encourage executive team performance.

Compensation Elements

In 2013, the Company’s compensation program consisted of the following elements:

•	Base salary;

•	Cash award opportunities under the Company’s Employee Pay-For-Performance Bonus Plan;

•	Guaranteed bonuses for certain executive officers;

•	Equity-based award opportunities under the Company’s Long-Term Incentive Plan; and

•	Benefits and perquisites.

Summary of Compensation

The table below sets forth for the last two years the total remuneration for services in all capacities awarded to, earned by, or paid to the named executive officers. In 2013 and 2012, executive compensation included annual base salary, discretionary bonuses, awards of equity, and income related to certain perquisites.

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($) (1)	Nonequity incentive plan compensation ($) (2)	All other compensation ($)(3)	Total ($)
Julian R. Geiger	2013	-	-	-	-	-	-
Former President and CEO	2012	-	-	-	-	-	-

John D. Ireland	2013	225,000	-	53,000	-	-	278,000
Sr. VP and CFO	2012	225,000	-	93,750	-	-	318,750

Eric Wesolowski	2013	220,192	25,000	53,000			273,192
Chief Operation Officer	2012	26,154		76,500			102,654

Notes:

(1)	For 2013, the amounts shown reflect the aggregate grant date fair value of shares of Common Stock granted by the Company computed in accordance with ASC 718. For 2012, the amounts shown reflect the aggregate grant date fair value of Class B Units granted by Holdings and of shares of Series A Preferred Stock granted by the Company computed in accordance with ASC 718. See the discussion under the heading “Stockholders Equity” in Note 15 to the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 regarding assumptions underlying valuation of equity awards.

(2)	Amounts reflect awards paid under the Company’s Employee Pay-For-Performance Bonus Plan discussed below.

(3)	Amounts reflect other compensation paid in 2012 and 2013 to the named executive officers.

The Company and Holdings entered into employment agreements with Julian R. Geiger and John D. Ireland, both of which expired on December 31, 2013. The material terms of these agreements are discussed below.

Eric Wesolowski is not employed under an employment agreement. Pursuant to Mr. Wesolowski’s November 5, 2012 offer letter, he is entitled to receive a base salary of $200,000 per annum, a one-time inducement bonus in the amount of $20,000 that was paid in 2012, and a one-time grant of 25,000 shares of restricted Common Stock made in 2012.

Employment Agreement with Julian R. Geiger

On November 14, 2011, the Company and Holdings entered into an employment agreement with Julian R. Geiger (the “Geiger Employment Agreement”) pursuant to which Mr. Geiger served as President and Chief Executive Officer of the Company and Holdings through December 31, 2013.

Pursuant to the Geiger Employment Agreement, Mr. Geiger agreed that he would receive no salary or participate in any bonus plan of the Company or Holdings. Promptly following execution of the Geiger Employment Agreement, Holdings granted to him 799,000 Class B Units and the Company granted to him 79,900 shares of Series A Preferred Stock (the “Compensatory Grants”), subject to the following vesting provisions:

•	50% of the 799,000 Class B Units and of the 79,900 shares of the Series A Preferred Stock vested as of November 14, 2011 (such securities, the “First Tranche”);

•	the remaining 50% of the 799,000 Class B Units and of the 79,900 shares of Series A Preferred Stock vested on November 14, 2012 (such securities, the “Second Tranche”);

•	upon the termination of Mr. Geiger’s employment by the Company or Holdings without “Cause” or by Mr. Geiger for “Good Reason” (as each such term is defined therein) prior to November 14, 2012, the Second Tranche will immediately become fully vested;

•	upon the termination of Mr. Geiger’s employment with the Company and Holdings as a result of his death or “Disability” (as defined therein) prior to November 14, 2012, a portion of the Second Tranche will immediately become vested (determined by multiplying the amount of the applicable securities in the Second Tranche by a fraction, the numerator of which is the number of days from November 14, 2011 through the date of the termination and the denominator of which is 365); and

•	If a “Change of Control” (as defined below) were to occur prior to November 14, 2012, then the Second Tranche would immediately vest.

In addition, pursuant to the Geiger Employment Agreement, Mr. Geiger is eligible to receive up to an additional 901,000 Class B Units from Holdings and 90,100 shares of Series A Preferred Stock from the Company pursuant to the terms and conditions of a Securities Grant Agreement (as defined and described below), but subject to the terms and conditions of the Business Combination Agreement. The grant of these contingent securities survives the termination of the Geiger Employment Agreement. Further information about these grants are discussed below in the section entitled “Certain Relationships and Related Transactions”.

For purposes of the Geiger Employment Agreement, “Cause” generally means:

(i)	gross negligence or willful misconduct in the performance of duties;

(ii)	conviction of a fraud, felony or crime of moral turpitude;

(iii)	willful failure to follow instructions of the Board, which instructions are material, legal and not inconsistent with the duties assigned under the Geiger Employment Agreement, and which failure is not cured after written notice, if curable; or

(iv)	any breach of any of the material terms of the Geiger Employment Agreement that is not timely cured upon written notice (if curable).

For purposes of the Geiger Employment Agreement, “Good Reason” generally means:

(i)	any breach of any of the material terms thereof by the Company or Holdings (individually or jointly);

(ii)	without Mr. Geiger’s consent, a material reduction in the authorities, powers, functions and/or duties attached to his position;

(iii)	without Mr. Geiger’s consent, relocation of the principal location of Mr. Geiger’s employment to a location more than 25 miles from its current location;

(iv)	Mr. Geiger is removed from or not re-elected to the Board or the office of Chief Executive Officer of the Company and Holdings (individually or jointly); or

(v)	a “Change of Control” (as defined below).

For purposes of the Geiger Employment Agreement, a “Change of Control” generally means either:

(i)	the acquisition by any person (as defined in the Exchange Act) of beneficial ownership or entity of securities of the Company representing 50% (or more) of the total voting power of all of the Company’s then outstanding voting securities;

(ii)	a merger or consolidation of the Company in which the Company’s voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities (owned by stockholders in substantially the same proportions as their ownership immediately prior to such merger or consolidation) that represent, a majority of the voting power of all of the voting securities of the surviving entity immediately after the merger or consolidation;

(iii)	a sale of substantially all of the assets of the Company or Holdings or a liquidation or dissolution of the Company; or

(iv)	individuals, who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, that any individual who becomes a director of the Company subsequent to the Effective Date as a designee of the holders of the Company’s Series A Preferred Stock or whose election or nomination for election by the Company’s stockholders was approved by the vote of at least a majority of the directors then in office will be deemed a member of the Incumbent Board.

The Geiger Employment Agreement also includes provisions whereby Mr. Geiger is obligated, subject to certain exceptions, to keep the Company’s and Holdings’ proprietary and confidential information secret. The Geiger Employment Agreement also provides that the Company and Holdings will, to the fullest extent permitted by the laws of Delaware, indemnify Mr. Geiger from, and provide to him a right of contribution for and against any loss or action arising out of the discharging of his duties under the Geiger Employment Agreement unless due to his willful misconduct or conviction of a fraud, felony or crime of moral turpitude in accordance with the terms and conditions of the Indemnification Agreement entered into as of November 14, 2011, by and among the Company, Holdings and Mr. Geiger.

Employment Agreement with John D. Ireland

On December 21, 2011, the Company, Holdings and John D. Ireland entered into an Amended and Restated Employment Agreement, which was amended by a First Amendment dated December 18, 2012 (collectively, the “Ireland Employment Agreement”). The Ireland Employment Agreement replaced his previous employment agreement that was entered into on May 5, 2011. Pursuant to the Ireland Employment Agreement, Mr. Ireland was appointed as Senior Vice President and Chief Financial Officer of the Company and Holdings for a term commencing November 14, 2011 and ending on December 31, 2013. During his term of employment, Mr. Ireland is entitled to a base salary of $225,000 per annum. The Ireland Agreement provided that in the event his employment was terminated by Crumbs without “Cause”, he would be entitled to a lump sum payment equal to his base salary for the lesser of nine months or the number of months remaining in the term.

For purposes of the Ireland Employment Agreement, the term “Cause” is defined as:

(i)	Mr. Ireland’s willful failure, neglect or refusal to perform his duties under the Ireland Employment Agreement or to follow the lawful instructions of the Chief Executive Officer, which has not been timely cured (if curable) after notice;

(ii)	the commission by Mr. Ireland of any act of fraud or embezzlement against the Company;

(iii)	any breach by Mr. Ireland of any of the material terms of the Ireland Employment Agreement , if not timely cured (if curable) after notice;

(iv)	Mr. Ireland’s conviction of (or pleading guilty or nolo contendere to) any felony; or

(v)	alcohol or other substance abuse by Mr. Ireland which, in the reasonable discretion of the Chief Executive Officer, materially adversely affects the performance of duties and responsibilities.

Employee Pay-For-Performance Bonus Plan

The Compensation Committee of the Company’s Board of Directors adopted the Employee Pay-For-Performance Bonus Plan (the “Employee Bonus Plan”) in February 2012 to recognize and reward employees of the Company and its subsidiaries for their collective contributions to the success of the Company through the payment of cash awards if certain pre-set objectives are achieved. Each of the Company’s executive officers, senior vice presidents and vice presidents and certain other key employees at the corporate level or above who is approved by the Compensation Committee is eligible for participation in the Employee Bonus Plan, subject to his or her performance rating, good standing and continued employment by the Company or one of its subsidiaries as of the award payout date.

In order for a participant to earn an award under the Employee Bonus Plan, the Company must first attain certain pre-established performance thresholds for that year. Each year, the Compensation Committee determines a minimum amount of earnings before interest, taxes, depreciation and amortization, adjusted for certain other items (the “Threshold Performance Goal”) that the Company must record before awards may be earned for that year, as well as the target and maximum amount of earnings to be achieved for that plan year (together with the Threshold Performance Goals, the “Performance Goals”). In addition, the Compensation Committee will establish incentive targets (the “EBP Range”), expressed as a percentage of base salary as of January 1 of that year, for each level of employment. Awards will be calculated based on actual performance relative to satisfaction of the Performance Goals. If the Threshold Performance Goal is met or exceeded, then the participants will be eligible for an award as determined by the Compensation Committee based on the Performance Goal achieved and a percentage (the “EBP Percentage”) within the EBP Range chosen by the Compensation Committee. Each award is calculated by multiplying the participant’s base salary as of January 1 of that year by the EBP Percentage.

The following Performance Goals and EBP Range were in effect during 2013:

2013 EBITDA Performance Goals

(In Millions)

Threshold	Target	Maximum
$2.6	$3.2	$3.8

2013 Incentive Opportunities

(% of Base Salary)

Tier	Below Threshold	Threshold	Target	Maximum
I	0%	50.0%	100.0%	200.0%
II	0%	20.0%	40.0%	80.0%
III	0%	12.5%	25.0%	50.0%
IV	0%	10.0%	20.0%	40.0%
V	0%	7.5%	15.0%	30.0%
VI	0%	5.0%	10.0%	20.0%

Tier I includes President and CEO

Tier II includes Senior Vice Presidents

Tier III includes Vice Presidents

Tier IV includes Executive Directors

Tier V includes Corporate Exempt Staff

Tier VI include Corporate Non-Exempt Staff

If a participant is disabled by an accident or illness and is disabled long enough to be placed on long-term disability under the policies of the Company, his or her award for the plan year shall be pro-rated so that no award will be earned during the period of long-term disability. In the event a participant’s employment is terminated due to death or disability (as defined in the Company’s policies), the Company will pay to the participant’s estate or to the participant (as the case may be) the pro-rata portion of the award that had been earned by the participant through the date of termination. A participant who retires during the plan year will receive a pro-rata portion of the award based on the retirement date. For purposes of the Employee Bonus Plan, the term “retire” means a participant’s voluntary resignation from employment with the Company and its subsidiaries after (i) reaching 55 years of age and (ii) completing 20 years of service with the Company and/or its subsidiaries.

The Employee Bonus Plan requires a participant to return all, or a portion of, any award made pursuant to the plan if, within three years from the date of an award, the Company is required to prepare an accounting restatement due to material noncompliance with applicable financial reporting requirements.

No awards were earned in 2013 because the Company did not meet the Threshold Performance Goal of $2.6 million.

Equity Incentive Plan

The Company maintains the Equity Incentive Plan for the purposes of attracting and retaining key personnel and providing a means for directors, officers, employees, consultants and advisors to acquire and maintain an interest in the Company. The Equity Incentive Plan was adopted by the Board on May 5, 2011 and approved by the stockholders on October 25, 2011, and it was amended to increase the number of shares available for issuance thereunder on June 14, 2012. The Equity Incentive Plan is administered by the Compensation Committee. It provides for an aggregate of 1,038,295 shares of Common Stock to be available for awards, which may be in the form of incentive and nonqualified stock options, stock appreciation rights, restricted shares of Common Stock, restricted stock units, stock bonus awards, and performance compensation awards. If an award is forfeited or if any option terminates, expires or lapses without being exercised, the shares of Common Stock subject to such award will again be made available for future grant. Shares that are used to pay the exercise price of an option or that are withheld to satisfy the participant’s tax withholding obligation will not be available for re-grant under the Equity Incentive Plan. If there is any change in the Company’s corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the Equity Incentive Plan, the number of shares covered by awards then outstanding under the Equity Incentive Plan, the limitations on awards under the Equity Incentive Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate. The Equity Incentive Plan has a term of 10 years and no awards may be granted under the Equity Incentive Plan after that date. Unless sooner terminated by the Board, the Equity Incentive Plan will terminate by its terms on May 5, 2021.

In February 2012, the Compensation Committee of the Company’s Board of Directors adopted the Long-Term Incentive Plan (the “Long Term Plan”) as a sub-plan of the Equity Incentive Plan. The Long Term Plan is designed to recognize and reward employees of the Company and its subsidiaries for their collective contributions to the success of the Company, to align the interests of employees with the interests of the Company’s stockholders, and to serve as a retention tool for key employees, through the payment of equity-based awards if certain pre-set objectives are achieved.

Each of the Company’s named executive officers, including the chief executive officer, senior vice presidents and vice presidents, and certain other key employees at the corporate level or above who is approved by the Compensation Committee is eligible for participation in the Long Term Plan, subject to his or her performance rating, good standing and continued employment by the Company or one of its subsidiaries through the vesting period of the grant.

Prior to the end of the first quarter of each year, the Compensation Committee will approve a range (the “LTP Range”) of annual award opportunities for each participant, expressed as a percentage of base salary. The Compensation Committee or, if permitted by NASDAQ Rules, the Company’s executive management will then select a percentage (the “LTP Percentage”) within the LTP Range, expressed as percentage of each designated participant’s base salary, to determine annual grant awards. The award will be calculated by multiplying the LTP Participant’s base salary earned during the year by the LTP Percentage.

If a participant’s employment with the Company and its subsidiaries is terminated by the Company or the participant for any reason other than because of death or retirement, then any unvested award held by such participant will immediately lapse and be forfeited. Subject to the terms of the related award agreement, any unvested award held by a participant whose employment with the Company and its subsidiaries is terminated because of death or retirement will automatically vest as of the date of death or retirement. For purposes of the Long Term Plan, the term “retirement” means a participant’s voluntarily resignation from employment with the Company and its subsidiaries after (i) reaching 55 years of age and (ii) completing 20 years of service with the Company and/or its subsidiaries.

Any unvested award will terminate and lapse in the event the Board of Directors determines that a participant (i) knowingly participated in the altering, inflating, and/or inappropriate manipulation of performance or financial results of the Company or any of its subsidiaries for any fiscal year or (ii) willfully engaged in any activity injurious to the Company or any of its subsidiaries.

The table below provides the range of award opportunities, stated as a percentage of salary as of the date of grant, for 2013.

Tier	Low	Suggested	High
I	50%	100%	140%
II	25%	50%	75%
III	15%	20%	35%
IV	5%	10%	15%

Tier I includes the President and CEO

Tier II includes Senior Vice Presidents

Tier III includes Vice Presidents

Tier IV includes all other Participants

As of December 31, 2013, a total of 579,600 shares of restricted stock were issued to LTP Participants.108,000 shares of restricted stock issued under the Long Term Plan were vested at year end.

The following table provides information with respect to outstanding equity awards, made pursuant to all plans under which equity may be issued, held by the named executive officers at December 31, 2013.

Outstanding Equity Awards at Fiscal Year-End

	Stock Awards

Name	Number of shares or units that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Julian R. Geiger	-	-
John D. Ireland	45,000	146.750
Eric Wesolowski	45,000	129,500

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Audit Committee has the responsibility to review and approve all related-party transactions, as contemplated by Item 404 of the SEC’s Regulation S-K, to prevent potential conflicts of interest and to ensure that related party transactions are disclosed in the reports that the Company files with the SEC as and when required by applicable securities laws and regulations. The term “related party transaction” is generally defined as any transaction (or series of related transactions) in which the Company is a participant and the amount involved exceeds the lesser of (i) $120,000 or (ii) 1.0% of the Company’s average total assets at year end for the last two completed fiscal years, and in which any director, director nominee or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest. The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to the Company and its subsidiaries.

The following paragraphs discuss related party transactions that occurred during 2012 and 2013 and/or that are contemplated during 2014 (other than compensation paid or awarded to the Company’s directors, director nominees executive officers that is required to be discussed, or is exempt from discussion, in this proxy statement pursuant to Item 402 of the SEC’s Regulation S-K).

Exchange of Class B Units

On October 9, 2012, EHL Holdings LLC exchanged 694,700 Class B Units and 69,470 shares of Series A Preferred Stock for 694,700 shares of Common Stock; John D. Ireland exchanged 39,000 Class B Units and 3,900 shares of Series A Preferred Stock for 39,000 shares of Common Stock; and Julian R. Geiger exchanged 319,600 Class B Units and 31,960 shares of Series A Preferred Stock for 319,600 shares of Common Stock.

October 2012 Capital Raise

On October 10, 2012, the Company entered into a Securities Purchase Agreement with various investors, including Julian R. Geiger. Pursuant to this agreement, Mr. Geiger purchased 113,122 shares of Common Stock from the Company for an aggregate purchase price of $250,000. In connection with that transaction, the Company agreed to register the shares of Common Stock for resale by the investors under the Securities Act of 1933, as amended (the “Securities Act”).

Unsecured Note Offering

The Purchase Agreement provides that for so long as (i) any member of the Serruya Group (a) is a holder of an Unsecured Note and (b) beneficially owns in excess of 1.0% of the Common Stock, and (ii) the Serruya Group and the other persons who purchased Unsecured Notes, in the aggregate, beneficially own in excess of 5.0% of the Common Stock, the Nominating and Governance Committee is obligated to nominate Mr. Serruya or his designee for election to the Company’s Board at each meeting of the Company’s stockholders at which directors are to be elected and the Board is obligated to recommend to stockholders that Mr. Serruya or his designee be so elected, unless Mr. Serruya or his designee cannot satisfy all legal and corporate governance requirements regarding service as a director or such recommendation and nomination would cause the Nominating and Governance Committee or the Board to breach a fiduciary duty. Mr. Kestenbaum was elected to the Board in 2013 and has been nominated for election at the 2014 annual meeting pursuant to the foregoing director designation right.

In connection with the sale of the Unsecured Notes in May and June 2013, the Company entered into a Registration Rights Agreement with the noteholders pursuant to which it agreed to register the resale of the shares of Common Stock that may be acquired upon conversion of the Unsecured Notes under the Securities Act. After the transaction, two funds affiliated with Cannell Capital LLC acquired $1.4 million in aggregate principal amount of Unsecured Notes and the shares that may be acquired by such funds have been registered for resale in accordance with the Registration Rights Agreement.

Tranche Notes

The Loan Agreement provides that, for so long as either of the Tranche Notes remains outstanding, but subject to the ownership threshold discussed below, the Lender shall have the right, at any time, to designate two director candidates for appointment to the Company’s Board. The foregoing designation right is subject to the satisfaction of any applicable corporate governance standards and other legal requirements of the NASDAQ Rules. In addition, the Lender will have the right to exercise such designation right only for so long as it or any of its affiliates (i) is a holder of a Tranche Note and (ii) beneficially owns (as defined in Rule 13d-3 of the Exchange Act) in excess of 5.0% of the issued and outstanding shares of the Common Stock. S. Scott Fischer and Mark Robert Liebel were elected in 2014 to the Board and have been nominated for election at the 2014 annual meeting pursuant to the foregoing director designation right. Mr. Fischer is the Chief Operating Officer of the Lender. The aggregate principal amount of the Tranche Notes (including a 1.0% lender fee), when issued, was $5.05 million. Unless converted prior to maturity, the principal balance must be repaid when the Tranche Notes mature. Interest accrues at the rate of 7.0% per annum and Crumbs has paid $48,115 in interest thus far in 2014, all of which was paid by adding it to the principal amount due under the Tranche Notes. As of April 1, 2014, the aggregate principal balance of the Tranche Notes was $5.10 million.

In the Loan Agreement, Crumbs agreed to indemnify and hold harmless the Lender and its affiliates from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys’ fees and expenses, to which they may become subject in connection with investigating, preparing or defending any action, claim or proceeding as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of Crumbs in connection with the transactions contemplated by the Loan Agreement.

Pursuant to a Registration Rights Agreement that was executed pursuant to the Loan Agreement, the Lender has the right to demand, up to two times, that the Company register the shares that may be acquired upon conversion of the Tranche Notes for resale by the Lender under the Securities Act on an appropriate registration statement filed with the SEC, provided that the Company is then eligible to use such form of registration statement. In connection with any such demand registration, the Company agreed to use its reasonable best efforts to have the registration statement declared effective as soon as practicable. The Company has also granted to the Lender registration rights with respect to any shares of Common Stock held by Lender that are not covered by one or more effective registration statements if the Company proposes for any reason to register any shares of Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 (or a similar or successor form)) with respect to an offering of Common Stock by the Company for its own account or for the account of any of its stockholders.

Employment Agreement with Edward M. Slezak

During 2013, Edward M. Slezak received, and in 2014 will receive, compensation and employee benefits in connection with his employment by Crumbs. During 2013 and until April 1, 2014, Mr. Slezak was entitled to receive a base salary at the rate of $250,000 per annum and was eligible to receive an incentive bonus of up to 80% of such base salary amount, dependent upon Crumbs’ and his individual performance. At the time he was hired, Mr. Slezak received a grant of 20,000 restricted shares of Common Stock.

On April 1, 2014, the Company, Holdings and Mr. Slezak entered into an employment agreement (the “Slezak Employment Agreement”) governing the terms and conditions of his employment as our Chief Executive Officer and General Counsel. Pursuant to the employment agreement, Mr. Slezak is entitled to receive an annual base salary of $300,000; is eligible to participate in the Employee Bonus Plan, with an annual target bonus of $300,000 for 2014; received a grant of 50,000 shares of restricted Common Stock on April 1, 2014 and is also eligible to participate in the Company’s equity compensation plans upon terms to be determined prior to each grant by the Compensation Committee of the Company’s Board of Directors; and is entitled to participate in the various employee benefit plans customarily made available to Company’s officers.

The term of the Slezak Employment Agreement is one year, with automatic renewals for successive one-year terms unless a party provides the other party with at least 60 days’ written notice prior to the expiration of the then-current term, that the Slezak Employment Agreement will not be renewed.

The Slezak Employment Agreement provides that Mr. Slezak will be entitled to receive certain benefits if his employment is terminated by Crumbs without “Cause” (as defined in the Slezak Employment Agreement), by Mr. Slezak for “Good Reason” (as defined in the Slezak Employment Agreement), or due to his death or “Permanent Disability” (as defined in the Slezak Employment Agreement). In each of these cases, Mr. Slezak will be entitled to receive a pro-rated portion of his annual bonus that would otherwise be paid for the year in which the termination occurs, all outstanding equity awards held by him will vest, and he will be entitled to receive salary continuation payments at his then-current base salary amount for six months following termination. Notwithstanding the foregoing, Mr. Slezak will be entitled to receive a lump sum cash payment equal to three times the sum of his then-current base salary amount plus the bonus amount that could be paid for the year in which the termination occurs, calculated as if the target level had been achieved, if: (i) Mr. Slezak terminates his employment following a “Change in Control” (as defined in the Slezak Employment Agreement) because, without his consent, Crumbs materially reduces his duties and authority or reduces his base salary amount or targeted bonus amount, he ceases to report directly to the Board, or he ceases to be the final decision maker on all business matters relating to Crumbs’ day-to-day operations; or (ii) Mr. Slezak’s employment is terminated within two years following a Change in Control by him for Good Reason or by Crumbs without Cause.

As used in the Slezak Employment Agreement, the tem “Cause” generally means:

(i)	gross negligence or willful misconduct in the performance of duties;

(ii)	conviction of a fraud, felony or crime of moral turpitude;

(iii)	willful failure to follow instructions of the Board, which instructions are material, legal and not inconsistent with the duties assigned under the Slezak Employment Agreement, and which failure is not cured after written notice, if curable; or

(iv)	any breach of any of the material terms of the Slezak Employment Agreement that is not timely cured upon written notice (if curable).

For purposes of the Slezak Employment Agreement, “Good Reason” generally means:

(i)	any breach of any of the material terms thereof by the Company or Holdings (individually or jointly);

(ii)	without Mr. Slezak’s consent, a material reduction in the salary, authorities, powers, functions and/or duties attached to his position, or if Mr. Slezak ceases to the final decision maker on all business related matters for the company;

(iii)	without Mr. Slezak’s consent, relocation of the principal location of Mr. Slezak’s employment to a location more than 50 miles from its current location; or

(iv)	a “Change of Control” (as defined below).

For purposes of the Slezak Employment Agreement, a “Change of Control” generally means either:

(i)	the acquisition by any person (as defined in the Exchange Act) of beneficial ownership or entity of securities of the Company representing 50% (or more) of the total voting power of all of the Company’s then outstanding voting securities;

(ii)	a merger or consolidation of the Company in which the Company’s voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities (owned by stockholders in substantially the same proportions as their ownership immediately prior to such merger or consolidation) that represent, a majority of the voting power of all of the voting securities of the surviving entity immediately after the merger or consolidation; or

(iii)	a sale of substantially all of the assets of the Company or Holdings or a liquidation or dissolution of the Company.

The Slezak Employment Agreement also includes provisions whereby Mr. Slezak is obligated, subject to certain exceptions, to keep the Company’s and Holdings’ proprietary and confidential information secret. The Slezak Employment Agreement also provides that the Company and Holdings will, to the fullest extent permitted by the laws of Delaware, indemnify Mr. Slezak from, and provide to him a right of contribution for and against any loss or action arising out of the discharging of his duties under the Slezak Employment Agreement.

PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS

PROPOSAL 1 - ELECTION OF DIRECTORS

The number of directors constituting the Board of Directors is currently set at nine, of which number two directors are elected solely by the holders of the Series A Preferred Stock each year.

At the 2014 annual meeting, the holders of outstanding shares of Common Stock and Series A Preferred Stock, voting together as a single class, will be asked to vote on the election of the five (5) director nominees named below and on the proxy card to the Board of Directors until the 2015 annual meeting and until their respective successors are duly elected and qualified. The Board did not nominate Messrs. Rose and Roseman for re-election and their terms will expire at the conclusion of the annual meeting. As a result, following the annual meeting, there will be two vacancies on the Board with respect to directors who are elected by holders of Common Stock and Series A Preferred Stock, voting together as a single class. Rather than eliminating these vacancies by reducing the number of directors to seven, the Board determined to retain them so that it will have the ability, if and when the Nominating and Governance Committee identifies and recommends qualified candidates who agree to serve, to elect directors prior to the 2015 annual meeting. Proxies cannot be voted for a greater number of persons than the five (5) director nominees named in this proxy statement and on the proxy card.

The director nominees to be voted on at this year’s annual meeting are Stephen Z. Fass, S. Scott Fischer, Harold L. Kestenbaum, Frederick G. Kraegel, and Mark R. Liebel. All of the nominees are incumbent directors and, except for Messrs. Fischer, Kestenbaum and Liebel, were elected by the Company’s stockholders at the 2013 annual meeting. Mr. Kestenbaum, who was designated for election by the Serruya Group, was elected by the Board on August 6, 2013. Messrs. Fischer and Liebel, who were designated for election by the Lender, were elected by the Board on April 1, 2014. All of the director nominees were nominated by the Board at the recommendation of the Nominating and Governance Committee. Biographical information concerning the director nominees can be found in the section of this proxy statement entitled, “Information About Directors, Director Nominees and Executive Officers”.

If elected, the nominees will serve for one-year terms or until their successors are duly elected and qualified.

Edward M. Slezak currently serves as a Series A Director. Julian R. Geiger resigned as a Series A Director effective April 22, 2014, leaving one Series A Director vacancy.

Vote Required

The director nominees receiving a plurality of the votes cast at the annual meeting will be elected as directors. Each of the nominees has consented to being named in this proxy statement and to serve his term if elected. As of the date of this proxy statement, the Board is not aware that any nominee is unable or will decline to serve as a director. If a nominee should for any reason become unavailable for election, proxies may be voted with discretionary authority by the persons appointed as proxies for any substitute designated by the Board of Directors.

Board Recommendation

The Company’s Board of Directors recommends that stockholders vote FOR ALL NOMINEES named above.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has appointed Rothstein Kass as the Company’s independent registered public accounting firm for the year ending December 31, 2014. Rothstein Kass has served as the Company’s independent registered public accounting firm since the Company’s inception in 2009, and the Audit Committee has concluded that the continued engagement of Rothstein Kass is in the best interests of the Company.

At the annual meeting, stockholders will be asked to ratify this appointment. The Company has been informed that neither Rothstein Kass nor any of its partners have any direct financial interest or any material indirect financial interest in the Company nor have had any connection during the past three years with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of Rothstein Kass is expected to be present at the annual meeting, will have the opportunity to make a statement if so desired, and will be available to respond to any appropriate questions.

The Board of Directors, prior to recommending the appointment of Rothstein Kass in connection with the audit for the fiscal year ending December 31, 2014, considered the qualifications of that firm, including its performance previously, its reputation for integrity, competence in the fields of accounting and auditing and its independence.

Vote Required

The ratification of the appointment of Rothstein Kass requires the affirmative vote of the majority of the shares of Common Stock and Series A Preferred Stock, voting together as a single class, present in person or represented by proxy at the annual meeting and entitled to vote thereon.

Because your vote is advisory, it will not be binding upon the Audit Committee, overrule any decision made by the Audit Committee, or create or imply any additional fiduciary duty by the Audit Committee. The Audit Committee may, however, take into account the outcome of the vote when considering future auditor appointments.

Board Recommendation

The Company’s Board of Directors recommends that stockholders vote FOR the ratification of the appointment of Rothstein Kass as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

PROPOSAL 3 – APPROVAL (BY NON-BINDING ADVISORY VOTE) OF EXECUTIVE COMPENSATION

At the 2013 annual meeting, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, stockholders were asked to recommend the frequency (every one, two or three years) with which stockholders should be asked to approve, by non-binding advisory vote, the compensation paid to the Company’s named executive officers. Based on the outcome of that vote, the Board of Directors determined that such vote should take place every year. Accordingly, the Board is providing stockholders with the opportunity to approve or disapprove the compensation of the Company’s named executive officers for 2013, as discussed in this Proxy Statement pursuant to Item 402 of the SEC’s Regulation S-K.

The Company’s goal for its executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for the Company’s success in dynamic and competitive markets. The section of this proxy statement entitled “Compensation of Directors and Executive Officers” contains, under the heading “Executive Officer Compensation”, the information required by Item 402 of Regulation S-K and discusses in detail the Company’s executive compensation program, the decisions made by the Compensation Committee during 2013, and the compensation that was earned by, awarded to or paid to the Company’s named executive officers in 2013.

The Board of Directors and its Compensation Committee believe that the Company’s compensation policies and procedures are reasonable in comparison both to similarly-sized companies in the food service industry and to the Company’s performance during 2013. The Board of Directors and its Compensation Committee also believe that the Company’s compensation program aligns executive officers with the interests of stockholders in the long-term value of the Company as well as the components that drive long-term value.

At the annual meeting, stockholders will be asked to adopt the following non-binding advisory resolution:

RESOLVED, that the compensation paid to the named executive officers of Crumbs Bake Shop, Inc., as disclosed in its definitive proxy statement for the 2014 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including in the section entitled “Compensation of Directors and Executive Officers”, is hereby approved.

Interests of Executive Officers

Because this advisory vote relates to, and may impact, the Company’s executive compensation policies and practices, the Company’s executive officers, including its named executive officers, have an interest in the outcome of this vote.

Vote Required

The adoption of the foregoing resolution requires the affirmative vote of the majority of the shares of Common Stock and Series A Preferred Stock, voting together as a single class, present in person or represented by proxy at the annual meeting and entitled to vote thereon.

Because your vote is advisory, it will not be binding on the Board of Directors or its Compensation Committee, overrule any decision made by the Board or its Compensation Committee, or create or imply any additional fiduciary duty by the Board or its Compensation Committee. The Board and its Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Board Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR approval of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

PROPOSAL 4 – APPROVAL OF ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE TRANCHE NOTES IN EXCESS OF THE REGULATORY CAP

Summary

As noted elsewhere in this proxy statement, the Company and Holdings are parties to the Loan Agreement pursuant to which the Lender agreed to make a term loan to Crumbs in the original principal amount of $5,000,000 (the “Loan”) to be used to pay operating expenses, satisfy working capital needs, and to fund the costs of certain restructuring efforts. The Loan consists of two tranches. The first tranche, in the original principal amount of $3,500,000, closed on January 21, 2014. The second tranche, in the original principal amount of $1,500,000, funded on April 1, 2014. The Loan Agreement required Crumbs to pay a lender fee of 1% of the tranche amount at each closing, which amounts were added to the principal balance of the loan. The first tranche of the loan is evidenced by a $3,535,000 senior secured convertible Tranche I Note and the second tranche of the loan is evidenced by a substantially identical $1,563,115 Tranche II Note (which includes $48,115 of interest due under the Tranche I Note) (collectively, the “Tranche Notes”).

Unless sooner repaid, the Tranche Notes will mature on July 1, 2016. Subject to the Ownership Limitation (defined below), the Tranche Notes are convertible at any time by the Lender prior to their maturity dates into shares of Common Stock at a price of $.66 per share (the “Conversion Price”). Interest on the unpaid principal balance of the Tranche Notes accrues at 7.0% per annum and is to be paid quarterly in arrears either, at the Company’s option, in cash or by adding the amount thereof to the unpaid principal balance of the Tranche Notes. When added to the principal balance, interest will also be convertible into shares of Common Stock at the Conversion Price. Crumbs may prepay the Tranche Notes at any time without penalty, provided that the Lender does not elect to convert the Tranche Notes after receiving at least 30 days’ prior written notice from Crumbs of its intent to prepay. The Tranche Notes are senior to all other indebtedness of Crumbs and are secured by all of Crumbs’ assets, including equity in all subsidiaries. All of Holdings’ subsidiaries guaranteed Crumbs’ payment obligations under the Tranche Notes pursuant to a Guaranty and Security Agreement dated as of January 20, 2014 (the “Guaranty”).

The Loan Agreement contains a provision that prohibits, until March 31, 2016 but subject to certain limited exceptions such as acceleration on an event of default or a change of control, the Lender from converting the Tranche Notes, and the Company will be prohibited from issuing shares of Common Stock to the Lender, in an amount that would cause the Lender to own more than 34.99% of the total number of shares of Common Stock then outstanding (the “Ownership Limitation”). In addition, the Loan Agreement prohibits the Lender from converting Tranche Notes into shares of Common Stock to the extent that such conversion and resulting issuance of shares of Common Stock would cause the Company to violate the stockholder approval requirements of the NASDAQ Rules, unless the Company shall have obtained all required stockholders approvals. As discussed below, NASDAQ Rules limit the Lender’s ownership of the Common Stock following the conversion of the Tranche Notes to 19.99% of the total number of outstanding shares of Common Stock, which limit is to be calculated based on the number of shares that were outstanding immediately prior to the execution of the Loan Agreement but giving effect to the conversion (the “Regulatory Cap”), unless the Company’s stockholders approve the conversion into a greater amount. The Loan Agreement requires the Company to seek approval from its stockholders of the issuance of shares of Common Stock upon conversion of the Tranche Notes in excess of the Regulatory Cap, and this Proposal 4 is being submitted pursuant to that requirement.

In the event that stockholders approve this Proposal 4, the Lender and its successors and assigns will, subject to the Ownership Limitation, be able to convert the entire unpaid principal balance due under the Tranche Notes into shares of the Common Stock, even if the amount of shares received upon conversion exceeds the Regulatory Cap, and Crumbs will not be required to use its then-existing cash resources to repay the portion of the converted Tranche Notes. If this Proposal 4 is not approved by stockholders, then (i) the Lender’s ability to convert the Tranche Notes will be limited by the Regulatory Cap, even it is otherwise willing to convert the Tranche Notes into conversion shares in excess of the Regulatory Cap, and Crumbs will be required to use its then-existing cash resources to repay principal (and any interest that is paid by adding it to the principal), to the Lender in accordance with the terms of the Tranche Notes, thereby making Crumbs’ cash resources unavailable for immediate operational and other working capital needs, and (ii) the Company will be required to cause an additional meeting of stockholders to be called and held each calendar quarter until stockholder approval is obtained.

Need for and Consequences of Stockholder Approval

The Common Stock is listed on the Capital Market and, as such, is subject to the NASDAQ Rules. NASDAQ Rule 5635(b) requires the Company to obtain stockholder approval prior to certain issuances with respect to Common Stock or securities convertible into Common Stock if such issuances will result in a change of control of the Company. This rule does not specifically define the term “change of control”, but NASDAQ suggests in its guidance that a change of control will occur, subject to certain limited exceptions, if, as a result of a transaction, a person or an entity will own 20% or more of the issuer’s outstanding common stock or 20% or more of its outstanding voting power. For the purpose of calculating these limits with respect to a particular person, NASDAQ will (i) take into account, in addition to the securities that could be received by such person in the transaction, all other securities owned by such person and (ii) assume the full conversion on the transaction date of all convertible securities owned by such person and, subject to any conversion limits imposed under the transaction documents, all convertible securities that could be issued to such person in the transaction.

As discussed above, to comply with NASDAQ Rule 5635(b), the Loan Agreement contains a provision that prohibits the Tranche Notes from being converted into shares of Common Stock to the extent that, after giving effect to such conversion, the Lender would own a number of shares of Common Stock that exceeds the Regulatory Cap unless the Company has obtained the prior approval of its stockholders to the issuance of shares in excess of the Regulatory Cap.

As of the date of the Loan Agreement, the Lender did not own any shares of the Common Stock. Accordingly, without stockholder approval, the Lender is prohibited from converting the Tranche Notes into more than 3,060,336 shares of Common Stock, which is the Regulatory Cap. This number is based on the 12,249,002 shares of Common Stock that were outstanding immediately prior to the execution of the Loan Agreement and gives effect to the maximum conversion permitted without stockholder approval. The aggregate balance due under the Tranche Notes is approximately $5,098,115. Thus, the conversion of the entire unpaid balance due under the Tranche Notes by the Lender would result in the issuance of approximately 7,724,417 shares of Common Stock. Further, the conversion of up to approximately $802,953 in interest that may accrue in the future and be added to the balance due under the Tranche Notes, should the Lender hold the Tranche Notes until their maturity dates, would result in the issuance of an additional 1,216,596 shares of Common Stock, resulting in a total of approximately 8,941,013 shares potentially being issued to the Lender upon the full conversion of the Tranche Notes. Therefore, the number of shares potentially issuable to the Lender upon conversion of the Tranche Notes exceeds the Regulatory Cap. At the annual meeting, stockholders will be asked to approve the Company’s issuance of all of the shares of Common Stock into which the Tranche Notes may be converted from time to time without regard to the Regulatory Cap. If this Proposal 4 is approved, then the Lender’s conversion of the Tranche Notes, and the Company’s issuance of Common Stock upon such conversion, will not be limited by the Regulatory Cap.

As required under NASDAQ Rule 5635(b), shares issued to the Lender upon conversion of the Convertible Notes on or prior to the Record Date may not be voted on this Proposal 4. As of the date hereof, the Lender has not converted any part of the Tranche Notes.

Stockholders should understand that a change of control as described under NASDAQ Rule 5635(b) applies only with respect to the application of such rule. Notwithstanding NASDAQ Rule 5635(b), the Company does not deem the issuance of the Tranche Notes to have resulted in an actual change in control.

Consequences of Failure to Obtain Approval of Potential Issuance of Shares in Excess of Regulatory Cap

If Proposal 4 is not approved, then the Lender will not be able to convert the Tranche Notes, and the Company will not be able to issue shares of Common Stock to the Lender, in excess of the Regulatory Cap. We estimate that, if held to maturity, approximately $3,835,490 of principal and accrued interest under the Tranche Notes would not be convertible into shares of Common Stock should stockholders not approve this Proposal 4. In that case, Crumbs would be obligated to repay such amount of principal and accrued interest when due in cash. As a consequence, the cash so used would be unavailable to Crumbs for other potentially more desirable operational or other purposes.

Under the Tranche Notes, outstanding principal and accrued interest are payable in full on July 1, 2016, subject to Crumbs’ right to prepay the Tranche Notes. The Company cannot at this time provide any assurances as to whether or how Crumbs would be able to repay the unpaid principal and accrued interest under the Tranche Notes at maturity, if required. If Crumbs does not have sufficient cash resources to repay the Tranche Notes when due, it could be required to obtain other funding to satisfy its payment obligations and such funding may involve the issuance of capital or other debt securities, which could have significant dilutive and/or other adverse effects on stockholders.

Conversion Terms.

Subject to the Ownership Limitation and the Regulatory Cap, the unpaid principal balance due under the Tranche Notes (including any interest that is paid by adding it to such principal balance) is convertible into shares of Common Stock at the Conversion Price of $.66 per share. The Conversion Price is set for the entire terms of the Tranche Notes, subject only to customary upward or downward adjustments, as appropriate, in the event that the Company subdivides (by any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of Common Stock into a greater number of shares or combines (by combination, reverse stock split or otherwise) the outstanding shares of the Common Stock into a smaller number of shares.

Dilutive Effect.

If Proposal 4 is approved, then the Company’s stockholders immediately prior to the issuance of any shares in excess of the Regulatory Cap could incur dilution in their percentage ownership of the Common Stock. Although the actual number of shares that may be issued upon conversion of the Tranche Notes is not certain, assuming that all interest that may accrue is added to the principal balance of the Tranche Notes and the entire principal balance is converted at maturity, a total of 8,941,013 shares of the Common Stock would be issued to the Lender. Pursuant to the Regulatory Cap, the Lender cannot be issued more than 3,129,664 shares upon conversion of the Tranche Notes unless and until stockholder approval is obtained for such issuances. If Proposal 4 is approved, then Lender will be able to convert the Tranche Notes in full, which would result in additional dilution to the Company’s stockholders. However, any conversion of the Tranche Notes would at the same time relieve Crumbs of its obligation to repay the principal and accrued interest so converted.

Interests of Directors and Executive Officers

S. Scott Fischer is the Chief Operating Officer of the Lender and, because of that position, may be deemed to have an interest in the outcome of the vote on this Proposal 4.

The Loan Agreement provides that in the event the Company solicits a stockholder vote to approve the issuance of the conversion shares in excess of the Regulatory Cap, Stephen Z. Fass, Julian R. Geiger, John D. Ireland, Edwin H. Lewis, EHL Holdings LLC, Frederick G. Kraegel, Leonard A. Potter, Kirk A. Rose, Jeffrey D. Roseman, Eric Wesolowski, and Robin Sepe and certain other officers of Holdings (collectively, the “Principal Stockholders”) must execute a voting agreement, in form and substance satisfactory to Lender (the “Voting Agreement”), pursuant to which, among other things, each Principal Stockholder will agree, from and after the date of the Loan Agreement and until the stockholder approval is obtained, to vote or cause to be voted at the stockholder meeting all of the voting securities of the Company that are beneficially owned by such Principal Stockholder as of the record date for such meeting (i) in favor of the approval and (ii) against any resolution that, if adopted, would be inconsistent with the approval. The Company is required to join in the Voting Agreement for the purposes of, among others, agreeing to (x) use its reasonable best efforts to effectuate the transactions contemplated by the Voting Agreement and (x) enforcing the provisions of the Voting Agreement in accordance with its terms, including, without limitation, by promptly using its best efforts to seek specific performance of the Voting Agreement upon a breach by any of the Principal Stockholders. On March 20, 2014, the Company and the Principal Stockholders entered into the Voting Agreement, and each of the Principal Stockholders granted an irrevocable proxy to Ronda S. Kase, the Company’s Secretary, with instructions to vote such Principal Stockholder’s voting securities in accordance with the Principal Stockholder’s voting obligations under the Voting Agreement. The Voting Agreement prohibits the Principal Stockholders from selling, pledging or otherwise transferring any of their voting securities, entering into any voting arrangement with respect to such securities, or taking any other action that would restrict, limit or interfere with the performance of the Principal Stockholder’s voting obligations under the Voting Agreement. In addition, the Voting Agreement requires the Principal Stockholders to promptly notify the Lender and the Company of any future acquisition of Crumbs’ voting securities or securities convertible into such voting securities, which will likewise be subject to the Voting Agreement.

As of the Record Date, the Principal Stockholders beneficially owned an aggregate of 380,191 shares of Common Stock and 157,995.1 shares of the Series A Preferred Stock, which represent, in the aggregate, approximately 13.1% of all votes that may be cast at the annual meeting.

Additional Information

The Loan Agreement, the Guaranty and their respective exhibits (including the forms of the Tranche Notes) were filed as exhibits to the Company’s Current Report on Form 8-K that was filed with the SEC on January 24, 2014. The Voting Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K that was filed with the SEC on April 11, 2014.

THIS SUMMARY OF THE TERMS OF THE TRANCHE NOTES AND THE VOTING AGREEMENT IS INTENDED TO PROVIDE YOU WITH CERTAIN MATERIAL INFORMATION CONCERNING THE TRANCHE NOTES AND THE TRANSACTION PURSUANT TO WHICH THEY WERE ISSUED. YOU SHOULD ALSO REVIEW THE LOAN AGREEMENT, THE GUARANTY AND THEIR RESPECTIVE EXHIBITS (INCLUDING THE FORMS OF TRANCHE NOTES), AS WELL AS THE VOTING AGREEMENT, WHICH HAVE BEEN FILED WITH THE SEC, IN THEIR ENTIRETY. THIS SUMMARY SHOULD BE READ IN CONJUNCTION WITH SUCH DOCUMENTS.

Required Vote

The approval of this Proposal 4 requires the affirmative vote of the majority of the shares of Common Stock and Series A Preferred Stock, voting together as a single class, present in person or represented by proxy at the annual meeting and entitled to vote thereon.

Board Recommendation

The Board recommends that stockholders vote FOR approval of the issuance of Common Stock upon the conversion of the Tranche Notes in excess of the Regulatory Cap.

PROPOSAL 5 – Board AUTHORIZATION TO ADJOURN AND POSTPONE THE ANNUAL MEETING

If, at the annual meeting, the number of shares of Common Stock and Series A Preferred Stock, present in person or by proxy, is insufficient to constitute a quorum or if shares of Common Stock and Series A Preferred Stock voting in favor of one or more of the proposals is insufficient to elect each of the five (5) nominees to the Board of Directors, as described in Proposal 1, to ratify the appointment of the Company’s independent registered public accounting firm, as described in Proposal 2, to approve the compensation paid to the Company’s named executive officers, as described in Proposal 3, to approve the issuance of Common Stock upon conversion of the Tranche Notes in excess of the Regulatory Cap, as described in Proposal 4, then, and only then, the Board intends to move to adjourn and postpone the annual meeting to a later date or dates, if necessary, to enable the Board to solicit additional proxies and will ask stockholders to vote only upon the adjournment and postponement of the annual meeting, as described in this Proposal 5, and not any of the other proposals.

In this proposal, stockholders will be asked to grant discretionary authority to the holder of any proxy solicited by the Board of Directors so that such holder can vote in favor of the proposal to adjourn and postpone the annual meeting to a later date or dates, if necessary, so that the Board can solicit additional proxies. If the stockholders approve this adjournment proposal, then we could adjourn the annual meeting, and any adjourned session of the annual meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against any of the proposals to defeat the proposal, we could adjourn the annual meeting without a vote on the election of five (5) director nominees, the ratification of the appointment of the independent registered public accounting firm, the approval of the compensation paid to the Company’s named executive officers, or the approval of the issuance of Common Stock upon conversion of the Tranche Notes in excess of the Regulatory Cap and seek to convince the holders of those shares to change their votes in favor or the proposals.

Generally, if the annual meeting is adjourned, no notice of the adjourned meeting is required to be given to stockholders, other than announcement at the annual meeting of the place, date and time to which the meeting is adjourned. However, the Company’s Bylaws provide that if the adjournment or adjournments are for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting.

Required Vote

Approval of the proposal to adjourn and postpone the annual meeting requires the affirmative vote of the holders of a majority of the shares of Common Stock and Series A Preferred Stock, voting together as a class, present in person or represented by proxy at the annual meeting, whether or not a quorum is present.

Board Recommendation

The Company’s Board of Directors recommends that stockholders vote FOR the proposal to authorize the Board of Directors to adjourn and postpone the annual meeting of stockholders to allow time for the further solicitation of proxies.

ADDITIONAL INFORMATION

Submission of Stockholder Proposals for the 2015 Annual Meeting

A stockholder who desires to present a proposal on a matter appropriate for stockholder action pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement and voted on by the stockholders at the 2015 annual meeting of stockholders must submit a written proposal, including all supporting information, to the Company’s Chief Financial Officer at its principal executive offices no later than January 10, 2015 (120 days prior to the date of mailing of the proxy statement for that meeting based on this year’s proxy statement date) and must meet all other requirements for inclusion in the proxy statement. As provided in Section 8(a)(iii) of Article II of the Bylaws, if a stockholder intends to present a proposal for business to be considered at the 2015 annual meeting of stockholders but does not seek inclusion of the proposal in the Company’s proxy statement for that meeting, then such proposal, including all supporting information, must be delivered to and received by the Company’s Chief Financial Officer at its principal executive offices no more than 120 days nor less than 90 days before the date set for the 2015 annual meeting of stockholders. The Bylaws provide additional time constraints where the date of the annual meeting is changed. Proposals received by the Company outside of these timelines will be considered untimely. If a stockholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

A copy of the Bylaw provisions containing the requirements for submitting a stockholder proposal may be obtained by contacting the Company’s Secretary at the administrative offices of the Company in Preston, Maryland.

Householding of Proxy Statements

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Although the Company does not “household” its proxy materials, a number of brokers with account holders who are the Company’s stockholders may do so. In that event, a single proxy statement will be delivered to multiple stockholders sharing an address unless the broker receives contrary instructions from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. Upon request, the Company will provide, free of charge, its proxy materials to any stockholder at a shared address who received only a single set of proxy materials. Requests should be directed to the Company’s Secretary at P.O. Box 388, 147 Main Street, Preston, Maryland 21655 or by telephone at (410) 673-1220, Ext. 405. Stockholders who share the same address and currently receive multiple copies of the proxy materials should contact their brokers if they desire to request householding of their communications from the Company.

Other Proposed Action

The Board of Directors does not intend to bring any other matters before the annual meeting, nor does the Board of Directors know of any matters which other persons intend to bring before the annual meeting. If, however, any other matters requiring the vote of the stockholders properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with the recommendation of the Board of Directors. The persons designated as proxies will also have the right to approve any and all adjournments of the meeting for any reason.

INCORPORATION BY REFERENCE

The information contained in this proxy statement with respect to the Audit Committee Report and the Audit Committee charter shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

By Order of the Board of Directors,

Crumbs Bake Shop, Inc.

By:	/s/ Ronda S. Kase
Ronda S. Kase, Secretary

New York, New York

April __, 2014

APPENDIX A

Proxy Card

Crumbs Bake Shop, Inc.

This proxy is solicited by the Board of Directors for the annual meeting of stockholders to be held on June 10, 2014

The undersigned stockholder acknowledges receipt of the notice of annual meeting of stockholders and the proxy statement, each dated April __, 2014, and hereby appoints John D. Ireland and Ronda S. Kase, or either of them, as proxies for the undersigned, each with full power of substitution, to vote all of the undersigned’s shares of Common Stock and/or shares of Series A Voting Preferred Stock of Crumbs Bake Shop, Inc. (the “Company”) at the annual meeting of stockholders of the Company to be held at the offices of Rothstein Kass, 1350 Avenue of the Americas, New York, New York 10019 on Tuesday, June 10, 2014, at 1:00 p.m., local time, and at any adjournments or postponements thereof, for the purposes identified on this proxy card and with discretionary authority as to any other matters that may properly come before the annual meeting, including substitute nominees if any of the named director nominees should be unavailable to serve for election in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement.

The Board of Directors recommends a vote “FOR ALL NOMINEES” in Proposal 1.				The Board of Directors recommends a vote “FOR” in Proposal 5.

1. Elect the five(5) director nominees named below to serve on the Board of Directors until 2015 or until their successor are duly elected and qualified.				5. Authorize the Board of Directors to adjourn and postpone the annual meeting to a later date or dates if there are insufficient votes present or represented by proxy at the annual meeting to approval the proposals or any of them.

01	Stephen Z. Fass	☐	FOR ALL NOMINEES	FOR ☐ AGAINST ☐ ABSTAIN ☐
02	S. Scott Fischer
03	Harold L. Kestenbaum	☐	WITHHOLD AUTHORITY
04	Frederick G. Kraegel		FOR ALL NOMINEES
05	Mark R. Liebel
		☐	FOR ALL EXCEPT
(see instruction below)

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and strike a line through that nominee’s name in the list above.

The Board of Directors recommends a vote “FOR” in Proposal 2. 2. Ratify the appointment of Rothstein Kass as the Company’s independent registered public accounting firm for 2014.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof, including matters incidental to its conduct.

FOR ☐ AGAINST ☐ ABSTAIN ☐

The Board of Directors recommends a vote “FOR” in Proposal 3. 3. Adopt a non-binding advisory resolution approving the compensation of the named executive officers. FOR ☐ AGAINST ☐ ABSTAIN ☐	If this proxy is properly executed, then all shares represented hereby will be voted in accordance with the instructions appearing on the proxy. In the absence of specific instructions, proxies will be voted “FOR ALL NOMINEES” with respect to Proposal 1, “FOR” the ratification of the appointment of Rothstein Kass with respect to Proposal 2, “FOR” the approval of the compensation paid to the Company’s named executive officers in Proposal 3, “FOR” the approval of the issuance of Common Stock upon conversion of the Tranche Notes in excess of the Regulatory Cap in Proposal 4, “FOR” the Board authorization to adjourn and postpone the annual meeting with respect to Proposal 5, and in the discretion of the proxy holders as to any other business that may properly come before the meeting as described in Proposal 6.

The Board of Directors recommends a vote “FOR” in Proposal 4.

4. Approval of the issuance of Common Stock upon conversion of the Tranche Notes in excess of the Regulatory Cap.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Please sign and date on the reverse side.

PLEASE SIGN AND DATE.
Dated _____________, 2014

Signature

Printed Name

Signature

Printed Name

Joint Owners Should Each Sign, Attorneys-in-Fact, Executors, Administrators, Custodians, Partners, or Corporate Officers Should Give Their Full Title.

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE DATE, SIGN AND RETURN THIS PROXY

NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to be Held on June 10, 2014:

The attached Proxy Statement and form of Proxy, as well as Crumbs Bake Shop, Inc.’s Annual Report to Stockholders (including its Annual Report on Form 10-K) for the year ended December 31, 2013, are available at

http://viewproxy.com/crumbs/2014